UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

THE SWISS HELVETIA FUND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

THE SWISS HELVETIA FUND, INC.

615 East Michigan Street
Milwaukee, Wisconsin 53202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

February 21, 2025

________________________________________

To Our Stockholders:

Notice is hereby given that a Special Meeting of Stockholders (the “Meeting”) of The Swiss Helvetia Fund, Inc. (the “Fund”) will be held at 11 a.m., on February 21, 2025, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, New York 10022, for the following purposes:

1. To approve the proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLP;

2. To approve the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return as described in the accompanying Proxy Statement;

3. To approve amendments to certain of the Fund’s fundamental investment restrictions:

a.	to exclude closed-end funds from the Fund’s concentration limit;

b.	to permit the issuance by the Fund of senior securities subject to the limitations of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

c.	to permit the Fund to make short sales of securities for hedging purposes; and

4. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

The Fund’s Board of Directors has fixed the close of business on January 24, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

You are cordially invited to attend the Meeting.  Whether or not you intend to attend the Meeting, please vote by completing, signing and dating and returning the enclosed Proxy.  Please see the enclosed Proxy for additional instructions on how to vote by telephone or through the Internet.  The enclosed Proxy is being solicited by the Fund’s Board of Directors.

By Order of the Board of Directors,

Rajeev Das
Dated: January 27, 2025	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice, Proxy Statement and Form of Proxy for the Fund also are available to you on the Fund’s website at www.swzfund.com.  You are encouraged to review all of the information contained in the Proxy materials before voting.  For directions to the Meeting, please call the Fund at (212) 641-3800 or InvestorCom LLC at (877) 972-0090.

THE SWISS HELVETIA FUND, INC.
615 East Michigan Street
Milwaukee, Wisconsin 53202

SPECIAL MEETING OF STOCKHOLDERS

February 21, 2025

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors (the “Board”) of The Swiss Helvetia Fund, Inc. (the “Fund”) in connection with the solicitation of Proxies for use at the Special Meeting of Stockholders (the “Meeting”), to be held at 11 a.m., on February 21, 2025, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, New York 10022.  The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders.  It is expected that the Notice of Special Meeting of Stockholders, Proxy Statement and form of Proxy will first be mailed to stockholders of record on or about January 27, 2025.

About the Fund

The Fund is registered with the Securities and Exchange Commission (the “SEC”) as a closed-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).  Currently, the Fund’s executive offices are located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.  The Fund’s current investment adviser and sub-investment adviser are Schroder Investment Management North America Inc. (“SIMNA”) and Schroder Investment Management North America Ltd. (“SIMNA Ltd.” and together with SIMNA, “Schroders”), respectively.  The executive offices of SIMNA are located at 7 Bryant Park, New York, NY 10018.  The executive offices of SIMNA Ltd. are located at 31 Gresham Street, London, EC2V 7QA, United Kingdom.  The Fund’s administrator is U.S. Bancorp Fund Services, LLC (“USB”), and its executive offices are located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

Voting Information

If the accompanying form of Proxy is executed properly and returned, the shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy.  However, if no instructions are specified, the shares will be voted “FOR” Proposal 1 (the proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLP (“Bulldog”)), “FOR” Proposal 2 (the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return as described herein), and “FOR” Proposal 3 (amendments to certain of the Fund’s fundamental investment restrictions).

Each of Proposals 1, 2 and 3 requires the affirmative vote of a majority of the outstanding voting securities of the Fund.  Under the 1940 Act, the vote of a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares present at the Meeting or represented by proxy if the holders of 50% of the outstanding shares are present or represented by proxy or (b) more than 50% of the outstanding voting shares (a “1940 Act Majority”).

A Proxy may be revoked at any time before it is voted by written notice to the Secretary of the Fund revoking it, by submitting a properly executed Proxy bearing a later date, or by attending the Meeting and voting in person.  Attending the Meeting will not automatically revoke a previously executed Proxy.  Abstentions will be included in determining the existence of a quorum at the Meeting, but will not constitute a vote in favor of a Proposal.  Therefore, abstentions will have the effect of a vote “AGAINST” each of Proposals 1, 2 and 3.  A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.  If a beneficial owner does not provide instructions to his or her broker as to how to vote his or her shares of the Fund’s common stock, those shares will not be voted and will not be present at the meeting for quorum or other purposes.

A quorum of stockholders is constituted by the presence in person or represented by Proxy of the holders of more than 50% of the Fund’s outstanding shares of common stock at the Meeting.  Whether or not a quorum is present at the Meeting, one or more adjournments of the Meeting may be proposed.  Any such adjournment will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or represented by Proxy and entitled to vote at the Meeting.  If an adjournment is proposed, the persons named as Proxies will vote thereon according to their best judgment in the interest of the Fund.

The Board has fixed the close of business on January 24, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof.  On that date, the Fund had 12,990,704 shares of common stock outstanding and entitled to vote.  Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Stockholders are not entitled to any appraisal rights as the result of any Proposal.

If you wish to attend the Meeting in person, whether or not you hold your shares in your own name, you will need to present satisfactory evidence of your identity, which for this purpose is a valid U.S. federal or state government issued picture identification, such as a driver’s license or passport.

The Board knows of no business other than that mentioned in the Notice of Special Meeting of Stockholders which will be presented for consideration at the Meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its Annual Report for its fiscal year ended December 31, 2023 and its most recent Semi-Annual Report to any stockholder upon request.  Requests for these Reports, which have been previously made available, should be made in writing to The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling the Fund at (212) 641-3800.  These reports are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS AT THE FUND’S SPECIAL STOCKHOLDER MEETING

While we encourage you to read the full text of this Proxy Statement, for your convenience, we have provided a brief overview of the matters you are being asked to vote on.

QUESTIONS AND ANSWERS

Q.	Why am I receiving these Proxy Materials?

A.
These Proxy materials, sent on behalf of the Board of Directors (the “Board”) of The Swiss Helvetia Fund, Inc. (the “Fund”), contain a Notice of the Special Meeting of Stockholders, a Proxy Statement and a Proxy Card. These materials provide you with information regarding the proposals that will be presented at, and other information relating to, the Fund’s Special Meeting of Stockholders scheduled to be held at 11 a.m., on February 21, 2025 (the “Meeting”). You are receiving these materials because you owned shares of common stock of the Fund as of the record date for the Special Meeting and you are being asked to vote on the proposals to be presented at the Meeting.

Q.	What am I being asked to vote “FOR” at the Meeting?

A.
You are being asked to approve each proposal set forth in the Proxy Statement. The Board, including the Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (the “Non-Interested Directors”) have approved each of these proposals, believe they are in stockholders’ best interests and recommend that you approve them.

Proposal 1: Approve a New Investment Advisory Agreement.  You are being asked to approve an Investment Advisory Agreement between the Fund and Bulldog Investors, LLP (“Bulldog”) (the “Proposed Agreement”).

Proposal 2: Approve the Replacement of the Fund’s Fundamental Investment Objective of Capital Appreciation by Investing in Equity and Equity-Linked Securities of Swiss Companies with a Non-Fundamental Investment Objective of Providing Long-Term Total Return as Described Herein. You are being asked to approve the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return as described in Proposal 2.

Proposal 3: Approve Amendments to Certain of the Fund’s Fundamental Investment Restrictions. You are being asked to approve certain amendments to the Fund’s fundamental investment restrictions.

Q. Why am I being asked to vote on the Proposed Agreement with Bulldog (Proposal 1)?

A.
Following completion of the Fund’s tender offer in November, 2018, the Fund’s current investment adviser, Schroder Investment Management North America Inc. (“SIMNA”) and sub-investment adviser, Schroder Investment Management North America Limited (“SIMNA Ltd” and together with SIMNA, “Schroders”), advised the Board that it would cease to provide executive officers to the Fund, which it had been providing at no additional cost to the Fund.  Shortly thereafter, JPMorgan Chase Bank, N.A., the Fund’s administrator and custodian, notified the Fund of its resignation as custodian and administrator for the Fund.  These actions have resulted in additional costs to the Fund because it was required to obtain replacement officers and a new administrator and custodian.

At a meeting of the Board of Directors in September 2023, Phillip Goldstein reported to the Board that he had received unsolicited communications from institutional investors asking that the Board consider a change in the Fund’s current focus on Swiss investments.  Mr. Goldstein reminded the Board that in 2019 the Fund sought stockholder approval for a change in the Fund’s investment objective and fundamental investment restrictions as well as a change in the Fund’s investment adviser to Bulldog.  Mr. Goldstein noted that while the Fund did not get the requisite stockholder approval in 2019 to implement the changes, of the shares voted at the meeting, more votes were cast “for” the proposals than against.  Mr. Goldstein stated that in light of the recent communications from investors, Bulldog would like to submit a new proposal to the Fund for its consideration.  In response to Bulldog’s request, the Board established a committee comprised of Non-Interested Directors who are not “interested persons” of Bulldog (Richard Dayan, Gerald Hellerman and Moritz Sell, collectively, the “Non-Bulldog Directors”) regarding a possible change in the Fund’s fundamental investment objective and fundamental investment restrictions together with a change in the investment adviser of the Fund in order to make the Fund a more attractive investment opportunity.  At in-person meetings of the Board in December 2023, March 2024, June 2024 and September 2024, the Non-Bulldog Directors met in executive session with Messrs. Goldstein and Dakos with respect to a potential change in the Fund’s investment objective, fundamental restrictions and investment adviser.

At an in-person meeting of the Board on December 13, 2024, the Directors, including all of the Non-Bulldog Directors (meeting with the full Board and separately in executive session) met to consider Bulldog’s proposals to become the Fund’s investment adviser and to change the Fund’s fundamental investment objective and fundamental investment restrictions.  The Non-Bulldog Directors discussed and considered materials which had been distributed to them in advance of the meeting and prepared by Bulldog, including responses to questionnaires provided by the Fund’s counsel that were reviewed and commented on by the Non-Bulldog Directors prior to submission to Bulldog with respect to certain matters that counsel believed are relevant to the approval of the Proposed Agreement under Section 15 of the 1940 Act.  In addition, the Non-Bulldog Directors met in person with representatives from Bulldog to ask them follow-up and additional questions.  After consideration of various factors, including (i) the limited ongoing utility of a Swiss-equities concentrated Fund with a higher expense ratio than is otherwise available to investors seeking exposure to Swiss equities in the U.S.; (ii) that Bulldog is an SEC-registered investment adviser with approximately $547 million under management as of November 30, 2024; (iii) that the principals of Bulldog each have over 25 years of investment management experience, including more than 15 years as the adviser to a publicly traded, closed-end investment company; and (iv) that Bulldog, as a component to the proposed investment objective and strategy for the Fund, intends, when it deems it appropriate, to utilize an “activist” approach to investing in order to unlock underlying value in the companies in which the Fund invests, a majority of the Non-Bulldog Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreement as in the best interests of the Fund and its stockholders.

Pursuant to the 1940 Act, an agreement with a new investment adviser of the Fund requires stockholder approval.

Q.	What is the proposed investment objective and strategy for the Fund?

The Fund’s proposed investment objective is long-term total return.  Bulldog intends to achieve that objective primarily by purchasing U.S. securities or other assets that, in the opinion of Bulldog, are undervalued at the time of purchase and (1) have the potential for growth and/or (2) where the perceived discount from their intrinsic value is likely to narrow over time.  When advisable, Bulldog may seek to influence the management of a portfolio company to take actions to increase the market price of the Fund’s investment in that company’s securities, e.g., by such company repurchasing its securities, paying a special dividend, or by considering restructuring actions, such as selling or liquidating the company.  The Fund’s investments may also include the securities of companies undergoing a corporate event such as mergers, liquidations, reorganizations, or spin-offs.  Investments will not be restricted to any types of securities, e.g., equity, fixed income, or their liquidity.  At times, the portfolio may be highly concentrated. The Fund may invest in securities of companies with any market capitalization and will not be required to be fully invested at any time. There will be no limitation with respect to the portion of the Fund’s total assets held in cash and cash equivalents.  The Fund may use leverage and may hedge its investments.

Q.	How will the Proposed Agreement affect me as a Fund stockholder?

A.
Although approval of the Proposed Agreement does not, by its terms, change the Fund’s investment objective, principal investment strategies or fundamental investment policies, the Non-Interested Directors have determined that implementation of the Proposed Agreement is contingent on stockholder approval of Proposal 2 (replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies) and Proposal 3.a (an amendment to a fundamental investment restriction to exclude closed-end funds from the Fund’s concentration limit).  That is, if stockholders approve the Proposed Agreement but fail to approve Proposal 2 and Proposal 3.a, the Proposed Agreement will not be implemented and Bulldog will not become the Fund’s investment adviser.  If the Fund’s stockholders approve Proposal 2 and Proposal 3, the Fund’s investment objective, principal investment strategies and fundamental investment restrictions will change significantly.  For more detailed information about the proposed changes to the Fund’s investment objective, principal investment strategies and fundamental investment restrictions see the enclosed Proxy Statement.

Bulldog’s duties under the Proposed Agreement include supervising the Fund’s investment program, including consulting with the Fund’s Board regarding the Fund’s overall investment strategy; making investment strategy decisions for the Fund (in consultation with the Fund’s Board); managing the investing and re-investing of Fund assets; placing purchase and sale orders on behalf of the Fund; advising the Fund with respect to all matters relating to the Fund’s use of leveraging techniques; and providing or procuring the provision of research and statistical data to the Fund in relation to investing and other matters within the scope of the investment objective and limitations of the Fund.

The terms of the Proposed Agreement between the Fund and Bulldog are substantially similar to the terms of the existing agreement with SIMNA (the “Current Agreement”), except that (i) the contractual fee rate to be paid by the Fund is higher under the Proposed Agreement with Bulldog and (ii) the Proposed Agreement will include a provision whereby the Fund officer and director fees paid by the Fund to affiliates of Bulldog (other than with respect to the Fund’s Chief Compliance Officer) will be deducted from Bulldog’s investment advisory fee.  The Non-Bulldog Directors have concluded that the terms of the Proposed Agreement, including the increased contractual fee rate and the deduction from the fee for officer and affiliated director compensation, support Bulldog providing investment advisory services to the Fund, but only if stockholders approve Proposal 2 (replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies) and Proposal 3.a (an amendment to a fundamental investment restriction to exclude closed-end funds from the Fund’s concentration limit).  Given the proposed changes to the Fund’s investment objective, principal investment strategies and fundamental investment restrictions, the Non-Bulldog Directors believe that a Bulldog managed fund pursuing the proposed investment objective of long-term total return will be a more attractive investment opportunity than the current investment opportunity.

Q:	How do the advisory fees payable by the Fund compare under the Proposed Agreement and the Current Agreement?

A:
The Current Agreement between the Fund and SIMNA contains a fee rate schedule that provides for an annual advisory fee of 0.70% of the Fund’s average monthly net assets and includes certain “breakpoints” as the Fund’s net assets increase.  In contrast, the Proposed Agreement provides for an annual advisory fee, payable monthly in arrears, of 1.00% based on the Fund’s average weekly total assets.  Bulldog will deduct from its advisory fee all officer and director fees paid to those officers and directors of the Fund (other than the Fund’s Chief Compliance Officer) affiliated with Bulldog.  If Proposals 1, 2 and 3 are approved, other expenses of the Fund such as, for example, acquired fund fees and expenses of closed-end investment companies in which the Fund invests may also increase.

Q:	What will happen if the Proposed Agreement is not approved by Stockholders?

A:
If stockholders fail to approve Proposal 2 or Proposals 3.a, or if the Proposed Agreement is not approved by the Fund’s stockholders, the Board, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.

Q:	Are any further actions proposed following the Meeting?

A:
If the Fund’s stockholders approve each of Proposals 1, 2 and 3, the Board anticipates that the Fund would, as soon as practicable, opportunistically sell substantially all of the liquid positions in the Fund’s portfolio in order to facilitate implementation of the new investment objective and strategy.  The Board noted that a sale of the Fund's liquid positions would result in the realization of a large amount of capital gains followed by a capital gains distribution to maintain the Fund's status as a "regulated investment company" for Federal income tax purposes, which would reduce the total assets of the Fund by approximately 30% based upon current prices of the Fund’s portfolio holdings but will ultimately depend on stock prices at the time of sale. In addition, if, subsequent to said distribution, the Fund trades at a discount to net asset value per share (“NAV”) in excess of 10% for 10 consecutive trading days in 2025, the Fund’s Board intends, as promptly as practicable, to commence a tender offer for at least 15% of the Fund’s outstanding shares of common stock at a price of at least 98% of NAV in order to provide an opportunity for stockholders to exit, at least in part, their investment at a price per share close to NAV.  The Fund’s total assets may be higher than its net assets.

Q:	Who is eligible to vote at the Meeting?

A:
Stockholders of record of the Fund as of the close of business on January 24, 2025 are entitled to vote at the Meeting and any adjournments thereof.  As of that date, the Fund had 12,990,704 shares of common stock outstanding and entitled to vote.  Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held, with no shares having cumulative voting rights. Stockholders are not entitled to any appraisal rights as the result of any Proposal.

Q:	What vote is required to approve the Proposals?

A:	Each Proposal requires the approval of a “majority of the outstanding voting securities” of the Fund under the 1940 Act, as further set forth below:

Proposal 1: Approve a New Investment Advisory Agreement.  The 1940 Act requires that the Proposed Agreement be approved by a “majority of the outstanding voting securities” of the Fund.  As defined in the 1940 Act, a “majority of the outstanding voting securities” of the Fund means the lesser of (i) 67% or more of the Fund’s outstanding shares present at the Meeting, if the holders of more than 50% of the Fund’s shares are present or represented by Proxy or (ii) more than 50% of the Fund’s outstanding shares (a “1940 Act Majority”).

Proposal 2: Approve the Replacement of the Fund’s Fundamental Investment Objective of Capital Appreciation by Investing in Equity and Equity-Linked Securities of Swiss Companies with a Non-Fundamental Investment Objective of Providing Long-Term Total Return as Described Herein.  The 1940 Act requires that the replacement of the Fund’s fundamental investment objective be approved by a 1940 Act Majority.  A non-fundamental objective may be changed by the Board in its discretion.

Proposal 3: Approve the Amendments to Certain of the Fund’s Fundamental Investment Restrictions. As described further in Proposal 3, you are being asked to vote on the following changes to the Fund’s fundamental investment restrictions, each to be voted on separately:

(a)	to exclude closed-end funds from the Fund’s concentration limit;

(b)	to permit the issuance by the Fund of senior securities subject to the limitations of the 1940 Act, and the rules and regulations thereunder; and

(c)	to permit the Fund to make short sales of securities for hedging purposes.

The 1940 Act requires that these amendments be approved by a 1940 Act Majority.

Q:	How can a quorum be established for the Meeting?

A:
The presence in person or by Proxy of the holders of a majority of the shares of the Fund’s common stock entitled to vote at the Meeting shall constitute a quorum.  Abstentions and broker non-votes will be included in determining the existence of a quorum at the Meeting but will have the effect of a vote “AGAINST” each of Proposals 1, 2, and 3.  A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.  Due to the nature of the Proposals, brokers will not have discretion to vote on any of the Proposals and accordingly the Fund does not expect any broker non-votes at the Meeting.

Q.	How do I vote my shares?

A.
You can vote your shares in person at the Meeting, or by completing, signing and dating the enclosed Proxy Card and mailing it in the enclosed postage-paid envelope.  Alternatively, you may vote by telephone by calling the toll-free number on the Proxy Card or by computer by going to the secure website provided on the Proxy Card and following the instructions, using your Proxy Card as a guide.

Q.	Will my vote make a difference?

A.
Yes.  Your vote is important and makes a difference in the governance of the Fund, no matter how many shares you own. Your prompt response will help ensure that the Proposals can be implemented, and will help the Fund to expedite this transition and avoid additional Proxy solicitation costs.  We encourage all stockholders to participate in the governance of the Fund.

Q.	Who do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the Proposals or how to vote your shares, please call InvestorCom LLC at (877) 972-0090.

PROPOSAL 1:  APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT
BETWEEN THE FUND AND BULLDOG INVESTORS, LLP

At a meeting held on December 13, 2024, the Fund’s Board, including all of the members of the Board who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), constituting a majority of the Board, voted to approve and recommend to stockholders for their approval a proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLP (“Bulldog”).  We refer to Directors who are not “interested persons” of the Fund as “Non-Interested Directors” and to the proposed Investment Advisory Agreement with Bulldog as the “Proposed Agreement.”  In addition, we refer to Non-Interested Directors who are not “interested persons” of Bulldog as the “Non-Bulldog Directors.”  The Proposed Agreement, if approved by stockholders, would replace the current Investment Advisory Agreement between the Fund and Schroder Investment Management North America Inc. (“SIMNA”), dated as of April 17, 2014 and the sub-advisory agreement between SIMNA and Schroder Investment Management North America Limited (“SIMNA Ltd” and together with SIMNA, “Schroders”), dated as of April 17, 2014 (the “Current Agreements”).  The Current Agreements were last approved by stockholders on June 27, 2014 in connection with the Fund’s entry into the Current Agreements.  The Current Agreements may be terminated at any time, without payment of any penalty, by the Board, by vote of a 1940 Act Majority or by Schroders, in each case on 60 days’ written notice to the parties thereto.  A “1940 Act Majority” means the lesser of (i) 67% or more of the Fund’s outstanding shares present at the Meeting, if the holders of more than 50% of the Fund’s shares are present or represented by Proxy or (ii) more than 50% of the Fund’s outstanding shares.  The Current Agreements will automatically terminate in the event of an “assignment” (as defined in the 1940 Act).

Proposal 1 will be implemented by the Fund, if approved by stockholders, but is contingent on stockholder approval of Proposal 2 and Proposal 3.a.  If stockholders fail to approve Proposal 2 or Proposal 3.a or if the Proposed Agreement is not approved by a 1940 Act Majority, the Board currently expects that Schroders would continue to manage the Fund and the Board, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.

If the Fund’s stockholders approve each of Proposals 1, 2 and 3,  the Board anticipates that the Fund would opportunistically sell substantially all of the liquid positions in the Fund’s portfolio in order to facilitate implementation of the new investment objective and strategy.  The Board noted that a sale of the Fund's liquid positions would result in the realization of a large amount of capital gains that would result in the need for a capital gains distribution to maintain the Fund's status as a "regulated investment company" for Federal income tax purposes, which would reduce the total assets of the Fund by approximately 30% based upon current prices of the Fund’s portfolio holdings but will ultimately depend on stock prices at the time of sale.  In addition, if, subsequent to said distribution, the Fund trades at a discount to net asset value per share (“NAV”) in excess of 10% for 10 consecutive trading days in 2025, the Fund’s Board intends, as promptly as practicable, to commence a tender offer for at least 15% of the Fund’s outstanding shares of common stock at a price of at least 98% of NAV in order to provide an opportunity for those stockholders who do not wish to continue their investment as a stockholder of the Fund to exit, at least in part, their investment at a price per share close to NAV.

Terms of the Proposed Agreement

A form of the Proposed Agreement is attached hereto as Exhibit A.  The Proposed Agreement provides that Bulldog will provide overall investment management services for the Fund, and in connection therewith (i) supervise the Fund’s investment program, including advising and consulting with the Fund’s Board regarding the Fund’s overall investment strategy; (ii) make, in consultation with the Fund’s Board, investment strategy decisions for the Fund; (iii) manage the investing and reinvesting of the Fund’s assets; (iv) place purchase and sale orders on behalf of the Fund; (v) advise the Fund with respect to all matters relating to the Fund’s use of leveraging techniques; and (vi) provide or procure the provision of research and statistical data to the Fund in relation to investing and other matters within the scope of the investment objective and limitations of the Fund.

Under the Current Agreements, the Fund pays SIMNA an annual advisory fee of 0.70% of the Fund’s average monthly net assets up to and including U.S. $250 million, 0.60% of such assets in excess of U.S. $250 million up to and including U.S. $350 million, 0.55% of such assets in excess of U.S. $350 million up to and including U.S. $450 million, 0.50% of such assets in excess of U.S. $450 million up to and including U.S. $550 million, and 0.45% of such assets in excess of U.S. $550 million. As compensation for its investment sub-advisory services, SIMNA Ltd receives 58.5% of the advisory fee paid by the Fund to SIMNA.  The aggregate amount of advisory fees paid by the Fund to SIMNA during the fiscal year ended December 31, 2023 was $861,772.

Under the Proposed Agreement, the Fund would pay Bulldog a monthly advisory fee for the previous month at an annual rate of 1.00% of the Fund’s average weekly total assets.  Bulldog will deduct from its advisory fee all officer and director fees paid to those officers and directors of the Fund (other than the Fund’s Chief Compliance Officer) affiliated with Bulldog.

Based on the Fund’s average weekly total assets as of December 31, 2023, and assuming that the level of average weekly total assets remained constant for a year, under the Proposed Agreement, the annual advisory fee payable by the Fund to Bulldog would be $1,271,858, an increase of $409,886, or 48%, compared to the aggregate fee paid to Schroders during 2023 under the Current Agreements, before giving effect to the offset of the annual advisory fee for compensation paid by the Fund to certain officers and directors of the Fund who are affiliated with Bulldog.  After offsetting the annual advisory fee for such compensation, the annual advisory fee received by Bulldog would be $1,087,858, an increase of $225,886, or 26%, compared to the aggregate fee paid to Schroders during 2023.

The following table shows Fund expenses as a percentage of net assets attributable to common stock for the fiscal year ended December 31, 2023, based on the fees for Schroders under the Current Agreement compared to the fees for Bulldog under the Proposed Agreement.

Fiscal year ended December 31, 2023
	Schroders (Current Agreement)	Bulldog (Proposed Agreement)
Stockholder Transaction Expenses
Sales Load	None	None
Dividend Reinvestment and Cash Purchase Plan Fees	None	None

Annual Expenses (as a percentage of net assets attributable to shares of common stock)
Management Fees	0.68%	1.00%*
Interest Payments on Borrowed Funds	0.05%	0.05%
Other Expenses	0.88%	0.73%
Total Annual Expenses	1.61%	1.78%

*	The Fund would pay Bulldog a monthly advisory fee for the previous month at an annual rate of 1.00% of the Fund’s average weekly total assets.

Example: The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment in common shares, assuming (i) annual expenses of 1.61% (for Schroders at December 31, 2023), 1.78% (for Bulldog at December 31, 2023) and (ii) a 5% annual return throughout the periods.

	1 Year	3 Years	5 Years	10 Years
Schroders	$16	$51	$88	$191
Bulldog	$18	$56	$96	$209

The purpose of the above table is to help a holder of common shares understand the fees and expenses that such stockholder would bear indirectly.  The example should not be considered a representation of actual future expenses.  Actual expenses may be higher or lower than shown.

As is the case with SIMNA under the Current Agreement, under the Proposed Agreement, Bulldog will maintain a staff to furnish the services to the Fund under the Proposed Agreement.  Bulldog will bear all expenses of its employees in connection with its duties under the Proposed Agreement.  However, unlike the Current Agreement, Bulldog will deduct from its advisory fee all officer and director fees paid to those officers and directors of the Fund (other than the Fund’s Chief Compliance Officer) affiliated with Bulldog.  The Fund would continue to bear all of its own expenses and liabilities, including but not limited to expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses incurred in connection with listing the Fund’s shares on any stock exchange; costs of printing and distributing stockholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission; expenses of registering or qualifying securities of the Fund for sale in various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of Non-Interested Directors or non-interested members of any advisory or investment board, committee or panel of the Fund; fees and expenses of the Fund’s Chief Compliance Officer; fees and expenses of any officers and directors of the Fund who are not affiliated with the Fund’s administrator or its affiliates; travel expenses or an appropriate portion thereof of Directors and Officers of the Fund, or members of any advisory or investment board, committee or panel of the Fund, to the extent that such expenses relate to attendance at meetings of the Board of any committee thereof, or of any such advisory or investment board, committee or panel; salaries of stockholder relations personnel; costs of stockholder meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

Similar to the position with SIMNA under the Current Agreements, under the Proposed Agreement, Bulldog would not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with matters to which the Proposed Agreement relates.  Bulldog, however, would be liable for loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Proposed Agreement.  Bulldog would also be liable for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act.

Under the Proposed Agreement, Bulldog will be authorized, in connection with the purchase and sale of the Fund’s portfolio services, to employ such dealers and brokers as may, in the judgment of Bulldog, implement the policy of the Fund to obtain the best results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved.  Consistent with this policy, Bulldog will be authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by Bulldog to be useful or valuable to the performance of its investment advisory functions for the Fund.  In these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, as amended, the commissions paid may be higher than those that the Fund might otherwise have paid to another broker if those services had not been provided.  Information so received will be in addition to and not in lieu of the services required to be performed by Bulldog.  The expenses of Bulldog will not necessarily be reduced as a result of the receipt of such information or research.  Research services furnished to Bulldog by brokers who effect securities transactions for the Fund may be used by Bulldog in servicing other investment companies and accounts that it manages.  Similarly, research services furnished to Bulldog by brokers who effect securities transactions for other investment companies and accounts that Bulldog manages, if any, may be used by Bulldog in servicing the Fund.  Not all of these research services are used by Bulldog in managing any particular account, including the Fund.

If approved by stockholders, the Proposed Agreement will be effective for an initial period ending two years following its approval by stockholders and will continue in effect thereafter for successive annual periods, provided that such continuance is specifically approved at least annually by the affirmative vote of a majority of the Fund’s Board who are not parties to the Proposed Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) a 1940 Act Majority, or (b) the vote of a majority of the Fund’s Board.  If this Proposal is approved by a 1940 Act Majority, the Proposed Agreement will take effect upon the termination of the Current Agreement, which is expected to occur not later than 60 days following written notice to Schroders.

The Proposed Agreement may be terminated at any time, without payment of any penalty, by the Board, by vote of a 1940 Act Majority or by Bulldog, in each case on 60 days’ written notice to the parties thereto.  The Proposed Agreement will automatically terminate in the event of its “assignment” (as defined in the 1940 Act).

The description of the Proposed Agreement in this Proxy Statement is a summary only.  The form of Proposed Agreement is attached hereto as Exhibit A.  You should read the Proposed Agreement.

Background to the Board’s Approval of the Proposed Agreement

Following completion of the Fund’s tender offer in November, 2018, the Fund’s current investment adviser, Schroders, advised the Board that it would cease to provide executive officers to the Fund, which it had been providing at no additional cost to the Fund.  Shortly thereafter, JPMorgan Chase Bank, N.A., the Fund’s administrator and custodian, notified the Fund of its resignation as custodian and administrator for the Fund.  These actions have resulted in additional costs to the Fund because it was required to obtain replacement officers and a new administrator and custodian.

At a meeting of the Board of Directors in September 2023, Phillip Goldstein reported to the Board that he had received unsolicited communications from institutional investors asking that the Board consider a change in the Fund’s current focus on Swiss investments.  Mr. Goldstein reminded the Board that in 2019 the Fund sought stockholder approval for a change in the Fund’s investment objective and fundamental investment restrictions as well as a change in the Fund’s investment adviser to Bulldog.  Mr. Goldstein noted that while the Fund did not get the requisite stockholder approval in 2019 to implement the changes, of the shares voted at the meeting, more votes were cast “for” the proposals than against.  Mr. Goldstein stated that in light of the recent communications from investors, Bulldog would like to submit a new proposal to the Fund for its consideration.  In response to Bulldog’s request, the Board established a committee comprised of Non-Interested Directors who are not “interested persons” of Bulldog (Richard Dayan, Gerald Hellerman and Moritz Sell, collectively, the “Non-Bulldog Directors”) regarding a possible change in the Fund’s fundamental investment objective and fundamental investment restrictions together with a change in the investment adviser of the Fund in order to make the Fund a more attractive investment opportunity.  At in-person meetings of the Board in December 2023, March 2024, June 2024 and September 2024, the Non-Bulldog Directors met in executive session with Messrs. Goldstein and Dakos with respect to a potential change in the Fund’s investment objective, fundamental restrictions and investment adviser.

At an in-person meeting of the Board on December 13, 2024, the Directors, including all of the Non-Bulldog Directors (meeting with the full Board and separately in an executive session) met to consider Bulldog’s proposals to become the Fund’s investment adviser and to change the Fund’s fundamental investment objective and fundamental investment restrictions.  The Non-Bulldog Directors discussed and considered materials which had been distributed to them in advance of the meeting and prepared by Bulldog, including responses to the questionnaires provided by the Fund’s counsel that were reviewed and commented on by the Non-Bulldog Directors prior to submission to Bulldog with respect to certain matters that counsel believed are relevant to the approval of the Proposed Agreement under Section 15 of the 1940 Act.  In addition, the Non-Bulldog Directors met in person with representatives from Bulldog to ask them follow-up and additional questions.  After consideration of various factors, including (i) the limited ongoing utility of a Swiss-equities concentrated Fund with a higher expense ratio than is otherwise available to investors seeking exposure to Swiss equities in the U.S.; (ii) that Bulldog is an SEC-registered investment adviser with approximately $547 million under management as of November 30, 2024; (iii) that the principals of Bulldog each have over 25 years of investment management experience, including more than 15 years as the adviser to a publicly traded, closed-end investment company; and (iv) that Bulldog, as a component to the proposed investment objective and strategy for the Fund, intends, when it deems it appropriate, to utilize an “activist” approach to investing in order to unlock underlying value in the companies in which the Fund invests, a majority of the Non-Bulldog Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreement as in the best interests of the Fund and its stockholders.

Factors Considered by the Non-Bulldog Directors in Approving the Proposed Agreement

In making their decision to approve and recommend to stockholders for their approval the Proposed Agreement, the Non-Bulldog Directors considered all factors that they considered relevant with respect to Bulldog, including the specific factors described below.  The Non-Bulldog Directors did not identify any one factor as all-important or controlling, and each Director attributed different weights to the various factors.

Nature, Extent and Quality of the Services to Be Provided by Bulldog. The Non-Bulldog Directors considered various data and information regarding the nature, extent and quality of services to be provided under the Proposed Agreement, including responses by Bulldog to detailed requests submitted by counsel on behalf of the Non-Bulldog Directors on among other things, information about the background and experience of senior management and investment personnel who would be responsible for managing the Fund.  The Non-Bulldog Directors considered the information provided regarding the portfolio managers and other resources that would be dedicated to the Fund and the investment philosophy and process that would be followed by those individuals in managing the Fund.

The Non-Bulldog Directors noted that Bulldog is an SEC-registered investment adviser with approximately $547 million of assets under management as of November 30, 2024.  The Non-Bulldog Directors discussed the prior experience of Bulldog’s principals with respect to: (i) closed-end investment companies; and (ii) identifying investment opportunities that have attractive risk-reward characteristics capable of generating attractive risk-adjusted returns.  In particular, the Non-Bulldog Directors considered that Bulldog has served since 2009 as investment adviser of SPE, a publicly traded, closed-end investment company with approximately $240 million under management as of November 30, 2024, which accounted for approximately 44% of Bulldog’s total assets under management as of that date.  Bulldog also serves as investment adviser of PCF, a publicly traded, closed-end investment company with approximately $211 million under management as of November 30, 2024, which accounted for approximately 39% of Bulldog’s total assets under management as of that date.  In addition, Bulldog manages a number of separately-managed accounts (the “Bulldog SMAs”).  As of November 30, 2024, the Bulldog SMAs accounted for approximately $93 million or 17% of Bulldog’s total assets under management.

The Non-Bulldog Directors reviewed the nature, extent and quality of the management services proposed to be provided by Bulldog, and in particular, that Bulldog’s investment objective for the Fund is to achieve long-term total return.  They considered that, subject to approval of Proposals 2 and 3.a, Bulldog, as a component to the proposed investment objective and strategy for the Fund, intends, when it deems it appropriate, to utilize an “activist” approach to investing in order to unlock underlying value in the companies in which the Fund invests.  More specifically, it was noted that Bulldog proposes to achieve its proposed investment objective for the Fund primarily by purchasing U.S. securities or other assets that, in its view, are undervalued at the time of purchase and (1) have the potential for growth and/or (2) where the perceived discount from their intrinsic value is likely to narrow over time.  In particular, the Non-Bulldog Directors noted that Bulldog proposes adopting a “3-bucket” approach to managing the Fund’s portfolio.  Bucket 1 involves the purchase of securities that, in the opinion of Bulldog, are undervalued at the time of purchase and have the potential for growth with the intent of holding such securities for the long-term.  Bucket 2 involves the purchase of securities that, in the opinion of Bulldog, are undervalued at the time of purchase with the intent of seeking to influence the management of the applicable portfolio companies to take actions to increase the market price of the Fund’s investments in such companies’ securities (e.g., by repurchasing such securities, paying a special dividend, or by considering restructuring actions, such as selling or liquidating the company).  Bucket 3 involves the purchase of securities whose issuer is undergoing a corporate event such as mergers, liquidations, reorganizations, or spin-offs that, in the opinion of Bulldog, will provide attractive returns relative to the risk-free rate.

The Non-Bulldog Directors discussed the fact that Bulldog has provided similar investment advisory services to Special Opportunities Fund, Inc. (“SPE”) since 2009, to High Income Securities Fund (“PCF”) since 2024 and to the Bulldog SMAs.

The Non-Bulldog Directors further considered that Bulldog has proposed highly qualified senior executives to serve (or to continue serving) as the Fund’s President and Chief Executive Officer and the Fund’s Chief Financial Officer and, in that capacity, to certify certain Fund reports as required by the Sarbanes-Oxley Act of 2002, at no cost to the Fund.  Bulldog proposed that Andrew Dakos, a principal of Bulldog, would continue to serve as the Fund’s President, Thomas Antonucci, the Director of Operations of Bulldog, would continue to serve as the Fund’s CFO, and Rajeev Das would continue to serve as the Fund’s Secretary, all at no cost to the Fund.  In particular, Bulldog proposed to deduct from its investment advisory fee all officer and director fees paid to those officers and directors of the Fund (other than the Fund’s Chief Compliance Officer) affiliated with Bulldog.

Performance, Fees and Expenses of the Fund and Comparisons to Other Clients

The Non-Bulldog Directors noted that Bulldog was not yet providing services to the Fund; therefore, there were limitations on the Non-Bulldog Directors’ ability to evaluate the performance of Bulldog in managing the Fund.  Based, however, on the performance of the proposed portfolio management team in managing other securities portfolios and with closed-end investment companies, as well as its experience in identifying investment opportunities that have attractive risk reward characteristics, the Non-Bulldog Directors concluded that, while recognizing that past investment performance may not be indicative of future returns, there was reason to believe that Bulldog could achieve above-average risk-adjusted returns for the Fund over the long term in managing the Fund.

In particular, the Non-Bulldog Directors considered the historical performance of SPE, a publicly-traded closed-end investment fund managed by Bulldog, as compared with the historical performance of the Fund.  Other than as noted therein, performance information is net of fees and expenses.

Fund Name	Total Returns 1/1/24 – 10/31/24	Total Return (1 year)	Annualized Returns (3 year)	Annualized Returns (5 year)	Annualized Returns (10 year)	Annualized Returns (15 year)	Annualized Returns (since 10/1/2001)
Special Opportunities Fund, Inc.*	20.39%	38.00%	8.37%	10.19%	7.90%	**	**
The Swiss Helvetia Fund, Inc.*	3.59%	19.16%	1.47%	6.78%	5.54%	7.30%	7.57%

*	Source: Morningstar (via U.S. Bancorp Fund Services, LLC). Performance information is based on NAV. Performance end date is October 31, 2024.

**
SPE’s annualized returns for 15-years and since 10/1/2001 are as follows: 8.40%, and 7.01%, respectively.  Such returns include performance prior to January 25, 2010, the date Bulldog was appointed investment adviser of SPE.

The Non-Bulldog Directors noted that while Bulldog occasionally employs activism in managing SPE and PCF, for the Fund activism would be a component to the Fund's proposed investment objective and strategy.  Bulldog intends to achieve the Fund's investment objective primarily by purchasing U.S. securities or other assets that, in the opinion of Bulldog, are undervalued at the time of purchase and (1) have the potential for growth and/or (2) where the perceived discount from their intrinsic value is likely to narrow over time.  When advisable, Bulldog may seek to influence the management of a portfolio company to take actions to increase the market price of the Fund's investment in that company's securities, e.g., by repurchasing such securities, paying a special dividend, or by considering restructuring actions, such as selling or liquidating the company.

Bulldog advised that, to its knowledge, with the possible exception of SPE, there are no registered investment companies or indexes that are comparable to the Fund in the event the proposed investment objective and strategy is adopted.  In addition, given the proposed changes in the Fund’s investment objective and strategy, Bulldog noted that a comparison with the Fund’s current investment manager’s services is inapt.  The Non-Bulldog Directors noted that Bulldog proposes adopting a “3-bucket” approach to managing the Fund’s portfolio.  Bucket 1 involves the purchase of securities that, in the opinion of Bulldog, are undervalued at the time of purchase and have the potential for growth with the intent of holding such securities for the long-term.  Bucket 2 involves the purchase of securities that, in the opinion of Bulldog, are undervalued at the time of purchase with the intent of seeking to influence the management of the applicable portfolio companies to take actions to increase the market price of the Fund’s investments in such companies’ securities, e.g., by repurchasing such securities, paying a special dividend, or by considering restructuring actions, such as selling or liquidating the company.  Bucket 3 involves the purchase of securities whose issuer is undergoing a corporate event such as mergers, liquidations, reorganizations, or spin-offs that, in the opinion of Bulldog, will provide attractive returns relative to the risk-free rate.

The Non-Bulldog Directors noted that the advisory fee to be paid to Bulldog under the Proposed Agreement is based on average weekly total assets whereas on the Current Agreement it is based on average monthly net assets and that the fee rate is higher than under the Current Agreement.  With respect to the proposed advisory fee being based on average weekly total assets and not average monthly net assets, the Non-Bulldog Directors considered that a fee on total assets could benefit the Fund by aligning the interests of the Fund and the investment adviser at a time when it is beneficial to hold cash or cash equivalents.  The Non-Bulldog Directors noted that an advisory fee based on total assets may be higher than a fee based on net assets to the extent that the Fund has any liabilities.  The Non-Bulldog Directors also considered that the Fund is currently unleveraged and that the utilization of leverage requires Board approval.  With respect to the increased advisory fee rate, Bulldog explained that the increased advisory fee rate is appropriate on the basis that the human capital requirements to execute the Fund’s proposed investment objective and strategy are expected to be greater than that which has historically been required in connection with the Fund’s investment mandate.  In particular, Bulldog noted that in order to gain access to funds with an activist approach to investing, investors have historically been required to invest through hedge funds, which charge performance fees in addition to management fees and that no performance fee is proposed pursuant to the Proposed Agreement.

The Non-Bulldog Directors also considered the proposed advisory fee to be paid by the Fund to Bulldog in relation to the fees paid by SPE, PCF and several other funds, including two publicly-traded investment funds domiciled offshore that Bulldog identified as pursuing a strategy somewhat similar to that proposed for the Fund.

The Non-Bulldog Directors noted that the proposed management fee is the same as the management fee paid by SPE and PCF notwithstanding the broader investment universe for the Fund and the more concentrated portfolio than is the case for SPE and PCF.  The Non-Bulldog Directors also noted Bulldog’s experience in efficiently executing an activist investment strategy.  The Non-Bulldog Directors also noted that unlike some funds that are concentrated and pursue an activist strategy, Bulldog would not be paid a performance fee.  The Non-Bulldog Directors concluded that the fees to be paid by the Fund under the Proposed Agreement were reasonable in light of the nature of the services to be provided in connection with Bulldog’s proposed investment objective and strategy for the Fund, the fees paid by certain other funds and such other matters as the Non-Bulldog Directors considered relevant in the exercise of their reasonable judgment.

Economies of Scale

The Non-Bulldog Directors considered that the Fund is a closed-end fund and that it was not expected to have meaningful asset growth absent primarily a rights offering or an acquisition.  They did not view the potential for realization of economies of scale as the Fund’s assets grow to be a meaningful factor in their deliberations.  The Non-Bulldog Directors noted, however, that the advisory fee rate schedule under the current Agreement contains multiple breakpoints commencing with assets of U.S. $250 million and above, which benefits stockholders by reducing the advisory fee rate in the event of asset growth in the Fund.

Adviser Profitability

The Non-Bulldog Directors considered the financial statements of Bulldog for the fiscal year ended December 31, 2023 and the advisory fee payable to Bulldog under the Proposed Agreement.  The Non-Bulldog Directors discussed the profitability of Bulldog and asked the principals questions regarding whether such profitability was adequate to maintain their interest in managing the Fund.  The Non-Bulldog Directors were satisfied by Bulldog’s responses regarding the level of profitability it was seeking from managing the Fund and that such level of profitability was sufficient and appropriate to provide the necessary advisory services to the Fund.

Other Benefits of the Proposed Relationship

The Non-Bulldog Directors also considered that Bulldog may receive certain “fall-out” or ancillary benefits from its relationship with the Fund, such as research and other services in exchange for brokerage allocation, and determined that such benefits would be of a de minimis nature.  The Non-Bulldog Directors concluded that the profits and other ancillary benefits that Bulldog and its affiliates would receive were reasonable.

Resources of Bulldog

The Non-Bulldog Directors noted that Bulldog appeared to have the financial resources necessary to fulfill its obligations under the Proposed Agreement.

After considering all factors that they considered relevant, including the depth and continuity of the proposed portfolio-management team, the financial strength and stability of Bulldog, the administrative expertise of Bulldog and the other specific factors identified above, the Board, including the Non-Bulldog Directors, voting in person and constituting a majority of the Board, unanimously approved the Proposed Agreement as in the best interests of the Fund and its stockholders.

Information about Bulldog

Bulldog Investors, LLP, which has its principal office at 250 Pehle Ave, Suite 708, Saddle Brook, New Jersey 07663, is a Delaware limited liability partnership.  It was formed on August 27, 2009 for the purpose of providing investment advisory services to investment companies and registered with the SEC as an investment adviser on September 23, 2009.  Bulldog serves as an investment adviser to investment companies (including closed-end investment companies), high-net-worth individuals, charitable organizations, insurance companies, corporations and other businesses.  As of November 30, 2024, Bulldog had approximately $547 million under management.  The following persons serve as principal executive officers of Bulldog:

Name	Position	Address	Principal Occupation
Andrew Dakos	Managing Partner / Portfolio Manager	c/o Bulldog Investors, LLP, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Managing Partner / Portfolio Manager, Bulldog
Phillip Goldstein	Managing Partner / Portfolio Manager	c/o Bulldog Investors, LLP, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Managing Partner / Portfolio Manager, Bulldog
Thomas Antonucci	Director of Operations	c/o Bulldog Investors, LLP, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Director of Operations, Bulldog
Rajeev Das	Head of Trading	c/o Bulldog Investors, LLP, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	Head of Trading, Bulldog
Stephanie Darling	General Counsel / Chief Compliance Officer	c/o Bulldog Investors, LLP, 250 Pehle Ave, Suite 708, Saddle Brook, NJ 07663.	General Counsel / Chief Compliance Officer, Bulldog

Bulldog Investors, LLP’s address is 250 Pehle Ave, Suite 708, Saddle Brook, New Jersey 07663, U.S.A.

Bulldog has represented that it is not aware of any adverse financial conditions that are likely to impact its ability to manage the Fund.  If this Proposal 1 is approved, Bulldog has represented that, except as described below, it would not currently propose any changes to the Fund’s service providers, including U.S. Bancorp Fund Services, LLC, the Fund’s custodian, Equiniti Trust Company, LLC, the Fund’s transfer agent, or legal counsel.

Required Vote and the Board’s Recommendation

Approval of the Proposed Agreement will require the affirmative vote of a 1940 Act Majority.

Proposal 1 will be implemented by the Fund if approved by stockholders, but is contingent on stockholder approval of Proposal 2 and Proposal 3.a.  If stockholders fail to approve Proposal 2 or Proposal 3.a, or if the Proposed Agreement is not approved, the Board currently expects that Schroders would continue to manage the Fund and the Board, including the Non-Interested Directors, would consider what actions, if any, would be appropriate.

THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMEND A
VOTE “FOR” PROPOSAL 1 TO APPROVE THE PROPOSED AGREEMENT BETWEEN THE FUND
AND BULLDOG.

PROPOSAL 2:  TO APPROVE THE REPLACEMENT OF THE FUND’S FUNDAMENTAL
INVESTMENT OBJECTIVE OF CAPITAL APPRECIATION BY INVESTING IN EQUITY AND
EQUITY-LINKED SECURITIES OF SWISS COMPANIES WITH A NON-FUNDAMENTAL
INVESTMENT OBJECTIVE OF PROVIDING LONG-TERM TOTAL RETURN.

As described below, the Board is proposing that stockholders approve the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return as described herein and, pursuant to Proposal 3, amendments to certain of the Fund’s fundamental investment restrictions.  The Board believes that it would be in the best interests of stockholders to approve such proposed changes in order to allow the Fund flexibility to invest in securities other than equity and equity-linked securities of Swiss companies, as is currently the case.  Proposal 2 and Proposal 3.a will be implemented by the Fund, if approved by stockholders, but each is contingent on stockholder approval of the other proposal.  If stockholders fail to approve either Proposal 2 or Proposal 3.a, the Board will consider what actions, if any, should be taken.

Why are stockholders being asked to approve the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return as described herein?  The Fund’s current investment objective is to “seek long-term capital appreciation through investment in equity and equity-linked securities of Swiss companies” and is a fundamental objective, which means that it may not be changed without stockholder approval.  The Board believes that it is in the best interests of stockholders to replace the Fund’s fundamental investment objective, with a non-fundamental investment objective of providing long-term total return.  A non-fundamental investment objective may be changed in the future without stockholder approval if the Board believes that it is in the best interests of the stockholders to do so.

The Board noted that there are a number of Swiss-equities focused exchange traded funds (“ETFs”) available to investors in the U.S. that operate with lower expense ratios than the Fund and that the Fund therefore no longer provides a necessary investment outlet for investors seeking exposure to Swiss equities.  The Board believes that a non-fundamental investment objective of providing long-term total return allows the Fund flexibility to invest in securities other than equity and equity-linked securities of Swiss companies, as is currently the case, and makes the Fund a more attractive investment opportunity.

A non-fundamental investment objective of providing long-term total return will have a material effect on the manner in which the Fund is managed.  The Board is also proposing to amend the Fund’s fundamental investment restrictions, as described in Proposal 3.

In addition, subject to stockholder approval of this Proposal 2, Bulldog proposed, and the Board approved, adopting the following non-fundamental investment policy (which can be changed in the future without a stockholder vote):  “The Fund will pursue its investment objective primarily by purchasing U.S. securities or other assets that, in its view, are undervalued at the time of purchase and (1) have the potential for growth and/or (2) where the perceived discount from their intrinsic value is likely to narrow over time.”  Subject to stockholder approval of this Proposal 2, the Board will (1) change the Fund’s name from “The Swiss Helvetia Fund, Inc.” to one more descriptive of its new investment objective; and (2) amend the Fund’s By-laws and Governance and Nominating Committee Charter to align with the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return.  These additional changes do not require a stockholder vote.  However, because these changes are linked to the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective, they will only be implemented if the stockholders approve this Proposal 2 and Proposal 3.a.  If this Proposal 2 is approved, the change in the Fund’s policy of investing in Swiss companies will take effect on the later of the Meeting Date or 60 days following the date that this Proxy Statement is first mailed to stockholders.

What are the benefits of reclassifying the Fund’s investment objective from fundamental to non-fundamental?  Under the 1940 Act, the Fund’s investment objective is not required to be “fundamental.” A fundamental investment objective may be changed only by vote of the Fund’s stockholders.  The Fund’s investment objective was initially established as fundamental in response to then-current regulatory and market practices.  To provide portfolio management with enhanced investment management flexibility by allowing changes to the Fund’s investment objective to respond to changed market conditions or other circumstances in a timely manner without the need and expense of calling a stockholder meeting, Bulldog proposed, and the Board approved, subject to stockholder approval, the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return.  A non-fundamental investment objective may be changed at any time by the Board without approval by stockholders.  However, stockholders would be given at least 60 days’ prior written notice of any proposed future change to the Fund’s investment objective.

What are the material differences between the current objective of long-term capital appreciation through investment in equity and equity-linked securities of Swiss companies and the proposed objective of providing long-term total return?  The Board is proposing to adopt a non-fundamental objective of providing long-term total return.  This means that the Fund would seek investments that would provide capital appreciation as well as current income, by investing in a broad range of products, not limited to equity and equity-linked securities in Swiss companies.  Bulldog believes, and the Board concurs, that the Fund’s current fundamental objective of long-term capital appreciation through investment in equity and equity-linked securities of Swiss companies is no longer in the best interests of the Fund or its stockholders.  In particular, the Board considered that there are a number of Swiss-equities focused ETFs available to investors in the U.S. that operate with lower expense ratios than the Fund and that the Fund therefore no longer provides a necessary investment outlet for investors seeking exposure to Swiss equities.

As indicated above, if approved by stockholders, Bulldog would seek to implement its proposed investment objective of long-term total return primarily by purchasing U.S. securities or other assets that, in its view, are undervalued at the time of purchase and (1) have the potential for growth and/or (2) where the perceived discount from their intrinsic value is likely to narrow over time.  In particular, Bulldog proposes adopting a “3-bucket” approach to managing the Fund’s portfolio.  Bucket 1 involves the purchase of securities that, in the opinion of Bulldog, are undervalued at the time of purchase and have the potential for growth with the intent of holding such securities for the long-term.  Bucket 2 involves the purchase of securities that, in the opinion of Bulldog, are undervalued at the time of purchase with the intent of seeking to influence the management of the applicable portfolio companies to take actions to increase the market price of the Fund’s investments in such companies’ securities (e.g., by repurchasing such securities, paying a special dividend, or by considering restructuring actions, such as selling or liquidating the company).  Bucket 3 involves the purchase of securities whose issuer is undergoing a corporate event such as mergers, liquidations, reorganizations, or spin-offs that, in the opinion of Bulldog, will provide attractive returns relative to the risk-free rate.  As with all investing, an activist approach to investing is subject to the risk that the Fund’s investments may not increase in value and may decrease in value, possibly significantly.  In addition, implementing an activist approach to investing could result in costs to the Fund that otherwise would not be present, such as the cost of waging a proxy contest and the related legal, printing and other costs.

If Proposals 1, 2 and 3.a are approved and Bulldog becomes the Fund’s investment adviser, the risks and strategies of the Fund will be substantially different.

What are the material differences between the securities currently held in the Fund’s portfolio and those in which the Fund will invest if this Proposal 2 is approved?  Currently, the Fund only invests in equity and equity-linked securities of Swiss companies. If stockholders approve this Proposal 2, the Fund will no longer seek to invest only in such securities, but rather would have a much wider universe of securities in which it may invest, including equity securities issued by non-Swiss companies.  The Board believes that permitting the Fund to invest more broadly in securities other than those issued by Swiss companies will assist the Fund to achieve favorable returns for its stockholders.  Certain risks associated with the securities in which the Fund may invest if this Proposal 2 is approved by stockholders are set forth in Exhibit B.

If this Proposal 2 is approved, the Fund would likely attempt to dispose of substantially all of its liquid Swiss equity and equity-linked securities in an orderly fashion, so as to obtain favorable prices for the assets.  Some brokerage costs would be incurred by the Fund in connection with such dispositions.  The Fund estimates such brokerage costs would be less than 0.1% of the fair value of such securities.  In addition, based on the fair value of the Fund’s liquid securities as of December 31, 2024, the Fund estimates that it would recognize a net capital gain of approximately $36 million upon disposition of such securities at such fair value.  Such amount is subject to change, possibly materially.  The sale of the Fund's liquid positions would result in the realization of a large amount of capital gains that would result in the need for a capital gains distribution to maintain the Fund's status as a "regulated investment company" for Federal income tax purposes, which would reduce the total assets of the Fund by approximately 30% based upon current prices of the Fund’s portfolio holdings but will ultimately depend on stock prices at the time of sale.  As soon as practicable, Bulldog (assuming Proposal 1 is approved) would commence to invest the Fund’s cash in accordance with the new investment objective approved pursuant to this Proposal 2 and the investment strategy discussed in Proposal 1, resulting in additional brokerage charges.  In addition, the Fund will incur legal and accounting fees for services received in connection with proposing and effecting the changes to the Fund’s investment objective and investment policies.

Exhibit B attached hereto contains supplemental disclosure regarding the securities in which the Fund may invest and the associated risk factors.

If Bulldog becomes the Fund’s investment adviser, while the Fund will sell the liquid portions of its Swiss investments to permit Bulldog to implement the Fund’s new investment objective and strategy, the Fund anticipates holding for an indefinite period of time the illiquid private equity securities of the Fund’s current portfolio.  As of December 31, 2024, illiquid securities represented 1.57% of the Fund’s total assets.

If Bulldog does not become the Fund’s investment adviser and Proposal 2 or Proposal 3 is approved, the Fund’s Board, including the Non-Interested Directors, would consider what actions, if any, to take to manage the Fund in accordance with the requirement of such proposal.  Implementation of each of Proposal 2 and Proposal 3.a is contingent on stockholder approval of the other proposal.

Recommendation of the Board.  The Board met in person on December 13, 2024 to consider, among other things, replacing the Fund’s fundamental investment objective with a non-fundamental investment objective of providing long-term total return.  At the Board meeting, the Board reviewed materials furnished by Bulldog and information provided by representatives of Bulldog regarding the proposed non-fundamental investment objective of providing long-term total return.  The Board, including the Non-Bulldog Directors, unanimously approved the proposed non-fundamental investment objective of providing long-term total return and recommended that stockholders approve the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return as described herein.  The Board considered numerous factors in approving the non-fundamental investment objective of providing long-term total return and making its recommendation, including: (1) the limited ongoing utility of a Swiss-equities concentrated Fund with a higher expense ratio than is otherwise available to investors seeking exposure to Swiss equities in the U.S.; (2) Bulldog’s demonstrated experience and capabilities with respect to providing long-term total return to investors; (3) the opportunity to avoid delay and costly stockholder meetings by changing the Fund’s investment objective from fundamental to non-fundamental if the Board deems it advisable to do so; (4) the proposed amendments to certain of the Fund’s fundamental investment restrictions described in Proposal 3; (5) changing the Fund’s name to an appropriate name in the event that the Fund’s fundamental investment objective is replaced with a non-fundamental investment objective of providing long-term total return; and (6) other factors deemed relevant by the Board.  The Board also considered that even if Bulldog is not approved as the Fund’s investment adviser, expanding the universe of potential investments beyond Switzerland has the potential to make the Fund a more attractive investment opportunity.  Based upon a review of the above factors, the Board, including the Fund’s Non-Interested Directors, unanimously concluded that replacing the Fund’s fundamental investment objective with a non-fundamental investment objective of providing long-term total return would be in the best interests of the Fund and its stockholders.

Required Vote. Approval of Proposal 2 requires the affirmative vote of a 1940 Act Majority.

 THE BOARD, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 2 TO APPROVE THE REPLACEMENT OF THE FUND’S
FUNDAMENTAL INVESTMENT OBJECTIVE OF CAPITAL APPRECIATION BY INVESTING IN
EQUITY AND EQUITY-LINKED SECURITIES OF SWISS COMPANIES WITH A NON-
INVESTMENT OBJECTIVE OF PROVIDING LONG-TERM TOTAL RETURN.

PROPOSAL 3:  TO APPROVE AMENDMENTS TO
CERTAIN OF THE FUND’S FUNDAMENTAL INVESTMENT RESTRICTIONS

The Board is proposing that stockholders approve the replacement of the Fund’s fundamental investment objective of capital appreciation by investing in equity and equity-linked securities of Swiss companies with a non-fundamental investment objective of providing long-term total return, pursuant to Proposal 2, and amendments to certain of the Fund’s Fundamental Investment Restrictions (defined below), pursuant to this Proposal 3, which is comprised of Proposal 3.a, to exclude closed-end funds from the Fund’s concentration limit; 3.b, to permit the issuance by the Fund of senior securities subject to the limitations of the 1940 Act and the rules and regulations thereunder; and 3.c, to permit the Fund to make short sales of securities for hedging purposes.  Each of the three aforementioned sub-proposals comprising this Proposal 3 is to be voted on separately.  Bulldog believes, and the Board concurs, that it would be in the best interests of stockholders to approve the proposed amendments to the Fund’s Fundamental Investment Restrictions in order to allow the Fund to invest more broadly and to potentially invest more than 25% of the Fund’s assets in securities of closed-end investment companies.  As noted above, Proposal 2 and Proposal 3.a will be implemented by the Fund, if approved by stockholders, but each is contingent on stockholder approval of the other.  If stockholders fail to approve either Proposal 2 or Proposal 3.a, the Board will consider what actions, if any, should be taken.

Why are stockholders being asked to amend certain of the Fund’s Fundamental Investment Restrictions?  The Board is recommending that stockholders approve the amendment of certain of the Fund’s fundamental investment restrictions as set forth below (the “Fundamental Investment Restrictions”), principally to provide the Fund with greater flexibility to achieve its proposed non-fundamental objective of providing long-term total return pursuant to Proposal 2.  The Fund’s Fundamental Investment Restrictions may not be changed without stockholder approval, as required by the 1940 Act.  The Board believes that it is in the best interests of stockholders to amend the Fundamental Investment Restrictions as set forth below.

Current Fundamental Investment Restriction	Proposal (Deletions marked with strikethrough and additions marked with underlining)
The Fund may not invest 25% or more of the total value of its assets in a particular industry.
3.a It is proposed that this restriction be amended as follows:
The Fund may not invest 25% or more of the total value of its assets in any particular industry, except that the Fund’s investment in closed-end funds (including business development companies) shall not be deemed to be an investment in a particular industry.

The Fund may not issue senior securities, borrow money or pledge its assets, except that the Fund may borrow money from banks in amounts not exceeding 10% of its total assets (including the amount borrowed) and may pledge its assets in connection with such permitted borrowing; provided that permitted derivative transactions are not deemed to be an issuance of a senior security.

3.b It is proposed that this restriction be amended as follows:
“The Fund may not issue senior securities, borrow money or pledge its assets, ~~except that the Fund may borrow money from banks in amounts not exceeding 10% of its total assets (including the amount borrowed) and may pledge its assets in connection with such permitted borrowing; provided that permitted derivative transactions are not deemed to be an issuance of a senior security~~ except to the extent permitted under the 1940 Act and the rules and regulations thereunder.”

The Fund may not make loans, except through the purchase of debt obligations consistent with the Fund’s investment policies.	No change proposed.
The Fund may not buy or sell commodities, commodity contracts, futures contracts, real estate or interests in real estate, except that the Fund may purchase and sell securities issued by Swiss Real Estate Companies, and the Fund may acquire, hold and sell real estate or mortgages on real estate as a result of default, liquidation or other distributions of an interest in real estate as a result of the Fund’s ownership of securities of Swiss Real Estate Companies.

No change proposed.
The Fund may not make short sales of securities or maintain a short position in any securities.
3.c It is proposed that the current fundamental restriction be amended as follows:
“The Fund may not make short sales of securities or maintain a short position in any securities, except that the Fund may make short sales of securities or maintain a short position in securities for hedging and risk management purposes.”

The Board believes that it is prudent to permit the Fund’s investment adviser to make short sales and enter into short positions in securities to seek to reduce and manage risk in the Fund’s portfolio.

Current Fundamental Investment Restriction	Proposal (Deletions marked with strikethrough and additions marked with underlining)
The Fund may not purchase securities on margin, except such short-term credits as may be necessary or routine of the clearance or settlement of transactions.	No change proposed.
The Fund may not act as an underwriter, except to the extent the Fund may be deemed to be an underwriter in connection with the sales of securities in its portfolio.	No change proposed.
The Fund may not invest 10% or more of the total value of its assets in securities which cannot be readily resold because of legal or contractual restrictions or which are not otherwise readily marketable.
No change proposed.

What is the result of stockholders approving the sub-proposals comprising Proposal 3 to amend certain of the Fund’s Fundamental Investment Restrictions? Only those sub-proposals comprising this Proposal 3 that are approved will be implemented.  If each sub-proposal comprising this Proposal 3 is approved, each of the proposed amendments to the Fund’s Fundamental Restrictions would be implemented.  Bulldog believes, and the Board concurs, that it would be in the best interests of stockholders to make the proposed changes in order to allow the Fund to achieve its proposed non-fundamental investment objective of providing long-term total return.

Risks Associated with Proposed Investments

If this Proposal 3 is approved, different risks would apply to an investment in the Fund than would otherwise be applicable under its current Fundamental Investment Restrictions.  In particular, the Fund (i) would be able to invest more than 25% of its assets in securities of closed-end investment companies; and (ii) issue senior securities or borrow money subject to the limits of the 1940 Act.  The Fund will consider the investments of the closed-end investment companies in which it invests in determining its compliance with its concentration policy.

As with other investments, investments in other closed end investment companies are subject to market and selection risk.  In addition, if the Fund acquires shares of closed-end investment companies, stockholders will bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of the closed-end investment companies in which the Fund invests.

Issuing senior securities and borrowing money involves leverage.  Leverage creates a greater risk of loss as well as a potential for more gains for the holders of the Fund’s common stock that if leverage were not used.  The Fund may determine in the future to issue senior securities, such as securities representing debt, subject to the limitations of the 1940 Act.  The Fund may also borrow money, to the extent permitted by the 1940 Act.  Because Bulldog’s investment advisory fee will be based on total assets (assuming approval of the Proposed Agreement pursuant to Proposal 1), Bulldog may be incentivized to propose to the Board that the Fund issue senior securities.

Although the Fund intends to engage in short sales of securities only for hedging purposes, maintaining short positions exposes the Fund to the risks associated with those securities, including a forced buy-in and the possibility that a loss on the short position exceeds any increase of the position it is hedging.  The Fund will incur a loss as a result on a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the security sold short.  The Fund will realize a gain if the security declines in price between those dates.  As a result, if the Fund makes short sales in securities that increase in value, it will likely underperform similar funds that do not hedge by short selling.  There can be no assurance that the Fund will be able to close out a short sale position at any particular time or at an acceptable price.  Although the Fund’s gain on a particular short position is limited to the amount at which it sold a security short, its potential loss on such short position is unlimited.  The Fund will also pay transaction costs and may incur borrowing fees in connection with maintaining short positions.

Recommendations of the Board. The Board met in person on December 13, 2024 to consider, among other things, amendments to certain of the Fund’s Fundamental Investment Restrictions.  At the Board meeting, the Non-Bulldog Directors reviewed materials furnished by Bulldog and information provided by representatives of Bulldog regarding the amendments to certain of the Fund’s Fundamental Investment Restrictions.  The Non-Bulldog Directors unanimously approved the proposed amendments to certain of the Fund’s Fundamental Investment Restrictions and recommended that stockholders of the Fund approve the amendments to certain of the Fund’s Fundamental Investment Restrictions.  The Non-Bulldog Directors considered numerous factors in approving the amendments to certain of the Fundamental Investment Restrictions, including: (1) Bulldog’s proposed investment strategy for the Fund and the benefits of permitting Bulldog to invest the Fund’s assets in securities other than equity and equity-linked securities of Swiss companies so as to assist the Fund in achieving favorable returns for its stockholders; (2) adopting a new non-fundamental investment objective of providing long-term total return; and (3) the desire to provide for greater flexibility in implementing the Fund’s proposed investment strategy through amendments to certain of the Fund’s Fundamental Investment Restrictions.  The Non-Bulldog Directors also considered that the proposed changes to the Fund’s Fundamental Investment Restrictions could benefit the Fund even if Proposal 1 is not approved, through greater investment flexibility.

Required Vote.  Approval of each sub-proposal comprising this Proposal 3 requires the affirmative vote of a 1940 Act Majority.

THE BOARD OF DIRECTORS, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY
RECOMMEND THAT YOU VOTE “FOR” ALL OF THE SUB-PROPOSALS COMPRISING
PROPOSAL 3 TO AMEND CERTAIN OF THE FUND’S FUNDAMENTAL INVESTMENT
RESTRICTIONS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date, the beneficial ownership of each of our directors and each of our executive officers. To the knowledge of the Fund’s management, as of the close of business on the record date, all directors and all executive officers as a group (8 persons) beneficially owned 21,998 shares of common stock, which constituted less than 1.00% of the outstanding shares of common stock of the Fund.  Unless otherwise indicated, the Fund believes that each beneficial owner set forth in the table has sole voting and investment power.  The address for all directors and executive officers of the Fund is c/o The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, WI 53202.

Mr. Dakos, who is deemed an “interested person” of the Fund within the meaning of the 1940 Act as a result of his position as President and Chief Executive Officer of the Fund, beneficially owned 3,064 shares, which constitutes less than 1.00% of the outstanding shares of common stock of the Fund.  Mr. Goldstein, who will be deemed an “interested person” of the Fund within the meaning of the 1940 Act as a result of his position as director of the Fund and Bulldog, beneficially owned 12,248 shares, which constitutes less than 1.00% of the outstanding shares of common stock of the Fund.

Name of Person	Position(s) with Fund (Since)	Dollar Range of Equity Securities in the Fund
Richard Dayan	Director (2018); Member of the Audit Committee (2018); Member of the Governance/ Nominating Committee (2018)	$0
Phillip F. Goldstein	Director (2018); Member and Chair of the Governance/ Nominating Committee (2018)	Over $100,000
Gerald Hellerman	Director (2018); Member of the Audit Committee (2018); Member and Chair of the Pricing Committee (2018)	$10,001-$50,000
Moritz A. Sell	Director (2017); Member and Chair of the Audit Committee (2017); Lead Independent Director (2018)	$10,001-$50,000
Andrew Dakos	Director (2017) and Chairman (2018); President and Chief Executive Officer (2019)	$10,001-$50,000
Thomas Antonucci	Chief Financial Officer (2019)	$0
Stephanie Darling	Chief Compliance Officer (2019)	$0
Rajeev Das	Secretary (2019)	$1-$10,000

As of the record date, no stockholder, to the knowledge of the Fund, based on Schedule 13G filings with the SEC, beneficially owned more than five percent of the Fund's outstanding shares of common stock, except as listed below:

Name of Person	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Allspring Global Investment Holdings, LLC[1]	2,090,825	16.09%

Lazard Asset Management LLC[2]	744,544	5.73%

[1]
Allspring Global Investment Holdings, LLC, 525 Market Street, 10th Fl, San Francisco, CA 94105, filed on January 12, 2024 a beneficial ownership report on Schedule 13G with the SEC reporting beneficial ownership as of December 31, 2023.

[2]
Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, NY 10112, filed on November 14, 2024 a beneficial ownership report on Schedule 13G with the SEC reporting beneficial ownership as of September 30, 2024.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting.  Should any other matter requiring a vote of stockholders properly arise, however, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interest of the Fund.

Stockholders who wish to communicate with the Directors should send communications to The Swiss Helvetia Fund, Inc., 615 East Michigan Street, Milwaukee, Wisconsin 53202, to the attention of the Secretary.  The Secretary is responsible for determining, in consultation with other officers of the Fund and Fund counsel, which stockholder communications will be directed to the Director or Directors indicated in the communication.

STOCKHOLDER PROPOSALS

In accordance with the Fund’s By-laws, no matters other than such matters as shall have been brought pursuant to the Fund’s Notice of Special Meeting may be properly brought before a Special Meeting of Stockholders.  For additional requirements, stockholders may refer to the By-Laws, a current copy of which may be obtained without charge upon request from the Fund’s Secretary.

EXPENSES OF PROXY SOLICITATION

The Fund will bear the cost of soliciting Proxies on behalf of the Board.  The Fund has engaged InvestorCom LLC (“InvestorCom”) to serve as Proxy solicitor at an anticipated cost of approximately $25,000, plus disbursements.  In addition to the use of mails, Proxy solicitations may be made by telephone, fax and personal interview by InvestorCom, the Fund’s Directors and officers and officers of the Fund without additional compensation.  Brokerage houses, banks and other fiduciaries may be requested to forward Proxy solicitation material to their customers to obtain authorization for the execution of Proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.  Bulldog has agreed, at the request of the Non-Bulldog Directors, that in the event that all of Proposals 1, 2 and 3.a are not approved by our stockholders, it will reimburse the Fund for any and all expenses incurred by the Fund in connection with the preparing, printing and mailing of the Proxy Statement, accompanying Notice of Special Meeting and the accompanying Proxy card as well as the solicitation of votes in connection with the Special Meeting.  If you have any questions concerning this Proxy solicitation, please contact InvestorCom, Telephone Number: (877) 972-0090.

Authorizations to execute Proxies may be obtained by telephonic transmitted instructions in accordance with procedures designed to authenticate the stockholder’s identity.  In all cases where a telephonic Proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the stockholder has received the Proxy Statement and Proxy in the mail.  Any stockholder giving a Proxy may revoke it at any time before it is exercised by submitting a new Proxy to the Fund prior to the Meeting or by attending the Meeting and voting in person.

HOUSEHOLDING

Please note that only one Annual Report or most recent Semi-Annual Report or Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary.  To request a separate copy of an Annual Report or most recent Quarterly Report or Proxy Statement, or for instructions as to how to request a separate copy of such documents or how to request a single copy if multiple copies of such documents are received, stockholders should contact the Fund at the address and phone number set forth above.  Pursuant to a request, a separate copy will be delivered promptly.

VOTING RESULTS

The Fund will advise stockholders of the voting results of the matters voted upon at the Meeting as soon as practicable following the Meeting.

IMPORTANT

IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION,
WE ASK FOR YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY BY MAIL OR BY
VOTING BY TELEPHONE OR THROUGH THE INTERNET IN ACCORDANCE WITH THE
INSTRUCTIONS ON THE ENCLOSED PROXY.

If you have any questions concerning this Proxy solicitation, please contact InvestorCom, Telephone Number: (877) 972-0090.

Rajeev Das
Dated: January 27, 2025	Secretary

EXHIBIT A

FORM OF INVESTMENT ADVISORY AGREEMENT

INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT dated and effective as of ___, 2025 between [•], a Delaware corporation (herein referred to as the “Fund”), and Bulldog Investors, LLP, a Delaware limited liability partnership (herein referred to as the “Investment Manager”).

WHEREAS, the Fund and the Investment Manager desire to enter into an investment management agreement whereby the terms of said agreement are set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

1.           APPOINTMENT OF INVESTMENT MANAGER.  The Investment Manager hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment management services for the Fund, and in connection therewith to (i) supervise the Fund’s investment program, including advising and consulting with the Fund’s Board of Directors regarding the Fund’s overall investment strategy; (ii) make, in consultation with the Fund’s Board of Directors, investment strategy decisions for the Fund; (iii) manage the investing and reinvesting of the Fund’s assets; (iv) place purchase and sale orders on behalf of the Fund; (v) advise the Fund with respect to all matters relating to the Fund’s use of leveraging techniques; and (vi) provide or procure the provision of research and statistical data to the Fund in relation to investing and other matters within the scope of the investment objective and limitations of the Fund.  Subject to the limitations of the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Manager may delegate any of the foregoing responsibilities to a third party with the consent of the Board of Directors at no additional cost to the Fund.

2.           EXPENSES.  In connection herewith, the Investment Manager agrees to maintain a staff within its organization to furnish the above services to the Fund.  The Investment Manager shall bear all expenses arising out of its duties hereunder.

Except as provided in Section 1 hereof, the Fund shall be responsible for all of the Fund’s expenses and liabilities, including expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses incurred in connection with listing the Fund’s shares on any stock exchange; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested directors or non-interested members of any advisory or investment board, committee or panel of the Fund; fees and expenses of any officers and directors of the Fund who are not affiliated with the Investment Manager, the Fund’s administrator or their respective affiliates, provided that, notwithstanding the foregoing, the Fund will be responsible for the fees and expenses of the Fund’s chief compliance officer; travel expenses or an appropriate portion thereof of directors and officers of the Fund, or members of any advisory or investment board, committee or panel of the Fund, to the extent that such expenses relate to attendance at meetings of the Board of Directors or any committee thereof, or of any such advisory or investment board, committee or panel; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

3.           TRANSACTIONS WITH AFFILIATES.  The Investment Manager is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Investment Manager or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities.  The Investment Manager is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Investment Manager) for the execution of trades for the Fund.

4.           BEST EXECUTION; RESEARCH SERVICES.  The Investment Manager is authorized, for the purchase and sale of the Fund’s portfolio services, to employ such dealers and brokers as may, in the judgment of the Investment Manager, implement the policy of the Fund to obtain the best results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved.  Consistent with this policy, the Investment Manager is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Investment Manager to be useful or valuable to the performance of its investment advisory functions for the Fund.  It is understood that in these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, the commissions paid may be higher than those that the Fund might otherwise have paid to another broker if those services had not been provided.  Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Manager.  It is understood that the expenses of the Investment Manager will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Investment Manager by brokers who effect securities transactions for the Fund may be used by the Investment Manager in servicing other investment companies and accounts that it manages.  Similarly, research services furnished to the Investment Manager by brokers who effect securities transactions for other investment companies and accounts that the Investment Manager manages may be used by the Investment Manager in servicing the Fund.  It is understood that not all of these research services are used by the Investment Manager in managing any particular account, including the Fund.

5.           REMUNERATION.  In consideration of the services to be rendered by the Investment Manager under this Agreement, the Fund shall pay the Investment Manager a monthly fee in United States dollars for the previous month at an annual rate of one (1.00%) percent of the Fund’s average weekly total assets.  The Investment Manager agrees that it will deduct from its fee all officer and director fees paid to those officers and directors of the Fund (other than the Fund’s Chief Compliance Officer) affiliated with the Investment Manager.  If the fee payable to the Investment Manager pursuant to this paragraph 5 begins to accrue before the end of any month or if this Agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.  For purposes of calculating each such monthly fee, the value of the Fund’s total investable assets shall be computed at the time and in the manner specified in the Registration Statement.

6.           REPRESENTATIONS AND WARRANTIES.  The Investment Manager represents and warrants that it is duly registered and authorized as an investment adviser under the Investment Advisers Act of 1940, as amended, and the Investment Manager agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

7.           SERVICES NOT DEEMED EXCLUSIVE.  The services provided hereunder by the Investment Manager are not to be deemed exclusive and the Investment Manager and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other clients or affiliates.  Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

8.           LIMIT OF LIABILITY.  The Investment Manager shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement.  The Investment Manager shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Investment Manager against any liability to the Fund or its shareholders to which the Investment Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct”).

The Fund will indemnify the Investment Manager against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Investment Manager.  Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Investment Manager was not liable by reason of disabling conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Investment Manager was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither “interested persons” of the Fund nor parties to the proceeding (“disinterested non-party directors”), or (b) an independent legal counsel in a written opinion.  The Investment Manager shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

Prior to any such advance, the Investment Manager shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be met: (a) the Investment Manager shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Investment Manager will ultimately be found to be entitled to indemnification.

9.           DURATION AND TERMINATION.  This Agreement shall have an initial two year term beginning [   ], 2025 and then shall continue in effect thereafter for successive annual periods, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the Fund’s Board of Directors or the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

Notwithstanding the above, this Agreement (a) may nevertheless be terminated at any time, without penalty, by the Fund’s Board of Directors, by vote of holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Investment Manager, upon sixty (60) days’ written notice delivered to each party hereto, and (b) shall automatically be terminated in the event of its assignment (as defined in the 1940 Act).  Any such notice shall be deemed given when received by the addressee.

10.           GOVERNING LAW.  This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11.           NOTICES.  Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by delivery in person) to the parties at the addresses set forth below:

IF TO THE FUND:
THE SWISS HELVETIA FUND, INC.
c/o Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10024
Attention: William G. Farrar
Telephone No.: (212) 558-4000
 Fax No.: (212) 558-3588

IF TO THE INVESTMENT MANAGER:

Bulldog Investors, LLP
Park 80 West
250 Pehle Avenue, Suite 708
 Saddle Brook, New Jersey 07663
Attention:
Telephone No.: (xxx) xxx-xxxx
 Fax No.: (xxx) xxx-xxxx

or to such other address as to which the recipient shall have informed the other party in writing.

Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile or mail is sent.

12.           COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

                [•]

                By:   ____________________________________
               Name:
               Title:

                By:   ____________________________________
               Name:
               Title:

                BULLDOG INVESTORS, LLP

                By:   ____________________________________
               Name:
               Title:

EXHIBIT B

PORTFOLIO INVESTMENTS AND RELATED RISKS

Portfolio Investments and Related Risks

Other Closed-End Investment Company Securities.  The Fund will invest in the securities of other closed-end investment companies.    To the extent the Fund invests a portion of its assets in investment company securities, those assets will be subject to the risks of the purchased investment company’s portfolio securities, and a stockholder of the Fund will bear not only his proportionate share of the expenses of the Fund, but also, indirectly, the expenses of the purchased investment company.  The market price of a closed-end investment company fluctuates and may be either higher or lower than the net asset value (“NAV”) of such closed-end investment company.

In accordance with Section 12(d)(1)(F) of the 1940 Act, the Fund will be limited by provisions of the 1940 Act that limit the amount the Fund can invest in other investment companies to 3% of any other investment company’s total outstanding stock.  As a result, the Fund may hold a smaller position in a closed-end investment company than if it were not subject to this restriction.  To comply with provisions of the 1940 Act, on any matter upon which stockholders of a closed-end investment company in which the Fund has invested are solicited to vote, the Fund’s investment adviser will vote such shares in the same general proportion as shares held by other stockholders of such closed-end investment company or seek instructions from the Fund’s stockholders with regard to the voting on such matter.  Compliance with such provisions regarding its voting of proxies may cause the Fund to incur additional costs.  In addition, if the Fund votes its proxies in the same general proportion as shares held by other stockholders, the Fund may, in such instances, not vote in the Fund’s best interests in light of its investment objective and strategy.

Special Purpose Acquisition Companies. The Fund may invest in stock, warrants, and other securities of “blank check” or special purpose acquisition companies (“SPACs”).  Unless and until an acquisition meeting the SPAC’s requirements is completed, a SPAC generally invests its assets (less a portion retained to cover expenses) in U.S. Government securities, money market securities and cash.  If an acquisition that meets the requirements for the SPAC is not completed within a pre-established period of time, the invested funds are returned to the entity’s stockholders.  Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the SPAC’s management to identify and complete a profitable acquisition.  Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices.  In addition, these securities, which are typically traded in the over-the-counter market, may be considered illiquid and/or be subject to restrictions on resale.

Common Stocks.  The Fund will invest in common stocks.  Common stocks represent an ownership interest in a company.  The Fund may also invest in securities that can be exercised for or converted into common stocks (such as convertible preferred stock).  Common stocks and similar equity securities are more volatile and riskier than some other forms of investment.  Therefore, the value of your investment in the Fund may sometimes decrease instead of increase.  Common stock prices fluctuate for many reasons, including adverse events such as unfavorable earnings reports, changes in investors’ perceptions of the financial condition of an issuer, the general condition of the relevant stock market or when political or economic events affecting the issuers occur.  In addition, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase for issuers.  Because convertible securities can be converted into equity securities, their values will normally increase or decrease as the values of the underlying equity securities increase or decrease.  The common stocks in which the Fund will invest are structurally subordinated to preferred securities, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and assets and, therefore, will be subject to greater risk than the preferred securities or debt instruments of such issuers.

Exchange Traded Funds (“ETFs”).  The Fund may invest in exchange-traded funds, which are investment companies that, in general, aim to track or replicate a desired index, such as a sector, market or global segment.  ETFs are passively or, to a lesser extent, actively managed and their shares are traded on a national exchange.  ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as “creation units.”  The investor purchasing a creation unit may sell the individual shares on a secondary market.  Therefore, the liquidity of ETFs depends on the adequacy of the secondary market.  There can be no assurance that an ETF’s investment objective will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index. ETFs are subject to the risks of investing in the underlying securities.  The Fund, as a holder of the securities of the ETF, will bear its pro rata portion of the ETF’s expenses, including advisory fees.  These expenses are in addition to the direct expenses of the Fund’s own operations.

Fixed Income Securities, Including Non-Investment Grade Securities.  The Fund may invest in fixed income securities, also referred to as debt securities.  Fixed income securities are subject to credit risk and market risk.  Credit risk is the risk of the issuer’s inability to meet its principal and interest payment obligations.  Market risk is the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity.  There is no limitation on the maturities or duration of fixed income securities in which the Fund invests. Securities having longer maturities generally involve greater risk of fluctuations in value resulting from changes in interest rates.  The Fund’s credit quality policy with respect to investments in fixed income securities does not require the Fund to dispose of any debt securities owned in the event that such security’s rating declines to below investment grade, commonly referred to as “junk bonds.”  Although lower quality debt typically pays a higher yield, such investments involve substantial risk of loss.  Junk bonds are considered predominantly speculative with respect to the issuer’s ability to pay interest and principal and are susceptible to default or decline in market value due to adverse economic and business developments.  The market values for junk bonds tend to be very volatile and those securities are less liquid than investment grade debt securities.  Moreover, junk bonds pose a greater risk that exercise of any of their redemption or call provisions in a declining market may result in their replacement by lower-yielding bonds.  In addition, bonds in the lowest two investment grade categories, despite being of higher credit rating than junk bonds, have speculative characteristics with respect to the issuer’s ability to pay interest and principal and their susceptibility to default or decline in market value.

Corporate Bonds, Government Debt Securities and Other Debt Securities.  The Fund may invest in corporate bonds, debentures and other debt securities.  Debt securities in which the Fund may invest may pay fixed or variable rates of interest. Bonds and other debt securities generally are issued by corporations and other issuers to borrow money from investors.  The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity.  Certain debt securities are “perpetual” in that they have no maturity date.

The Fund may invest in government debt securities, including those of emerging market issuers or of other non-U.S. issuers.  These securities may be U.S. dollar-denominated or non-U.S. dollar-denominated and include: (a) debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities; and (b) debt obligations of supranational entities.  Government debt securities include: debt securities issued or guaranteed by governments, government agencies or instrumentalities and political subdivisions; debt securities issued by government owned, controlled or sponsored entities; interests in entities organized and operated for the purpose of restructuring the investment characteristics issued by the above noted issuers; or debt securities issued by supranational entities such as the World Bank or the European Union.  The Fund may also invest in securities denominated in currencies of emerging market countries.  Emerging market debt securities generally are rated in the lower rating categories of recognized credit rating agencies or are unrated and considered to be of comparable quality to lower rated debt securities.  A non-U.S. issuer of debt or the non-U.S. governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Fund may have limited resources in the event of a default.  Some of these risks do not apply to issuers in large, more developed countries.  These risks are more pronounced in investments in issuers in emerging markets or if the Fund invests significantly in one country.

Short Sale Risk.  When a cash dividend is declared on a security for which the Fund holds a short position, the Fund incurs the obligation to pay an amount equal to that dividend to the lender of the shorted security.  By closing out the short position prior to the ex-dividend date, such dividend expenses are avoided.  The Fund’s actual dividend expenses paid on securities sold short may be significantly higher than 0% of its managed assets due to, among other factors, the actual extent of the Fund’s short positions (which may range from 0% to 30% of managed assets), the actual dividends paid with respect to the securities the Fund sells short, and the actual timing of the Fund’s short sale transactions, each of which may vary over time and from time to time.

The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other liquid securities.  The Fund will also be required to designate on its books and records similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short.  Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain.  Any gain will be decreased, and any loss increased, by the transaction costs described above.  Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is unlimited.

Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.  Short selling exposes the Fund to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise.  Although the Fund reserves the right to utilize short sales, its investment adviser is under no obligation to utilize short sales at all.

The requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (“Code”) provide that the Fund not make a short sale if, after giving effect to such sale, the market value of all securities sold short by the Fund exceeds 30% of the value of its managed assets.

Small and Medium Cap Company Risk.  Compared to investment companies that focus only on large capitalization companies, the Fund’s share price may be more volatile because it also invests in small and medium capitalization companies.  Compared to large companies, small and medium capitalization companies are more likely to have (i) more limited product lines or markets and less mature businesses, (ii) fewer capital resources, (iii) more limited management depth and (iv) shorter operating histories.  Further, compared to large cap stocks, the securities of small and medium capitalization companies are more likely to experience sharper swings in market values, be harder to sell at times and at prices that the Fund’s investment adviser believes appropriate, and offer greater potential for gains and losses.

Foreign Securities.  The Fund may invest in foreign securities, including direct investments in securities of foreign issuers that are traded on a U.S. securities exchange or over the counter and investments in depository receipts (such as American Depositary Receipts (“ADRs”)), ETFs, and other closed-end investment companies that represent indirect interests in securities of foreign issuers.  The Fund is not limited in the amount of assets it may invest in such foreign securities.  These investments involve certain risks not generally associated with investments in the securities of U.S. issuers, including the risk of fluctuations in foreign currency exchange rates, unreliable and untimely information about the issuers and political and economic instability.  These risks could result in the Fund’s investment adviser misjudging the value of certain securities or in a significant loss in the value of those securities.

The value of foreign securities is affected by changes in currency rates, foreign tax laws (including withholding and confiscatory taxes), government policies (in this country or abroad), relations between nations and trading, settlement, custodial and other operational risks.  In addition, the costs of investing abroad are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than markets in the U.S.  As an alternative to holding foreign traded securities, the Fund may invest in dollar-denominated securities of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts as described below, which evidence ownership in underlying foreign securities, and ETFs as described above).

Because foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company.  Volume and liquidity in most foreign debt markets is less than in the United States and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies.  There is generally less government supervision and regulation of securities exchanges, broker dealers and listed companies than in the United States.  Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities.  Payment for securities before delivery may be required.  In addition, with respect to certain foreign countries, including those with emerging markets, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect investments in those countries.  For example, prior governmental approval for foreign investments may be required in some emerging market countries, and the extent of foreign investment may be subject to limitation in other emerging countries.  Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.  Foreign securities markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies.

The Fund may purchase ADRs, international depositary receipts (“IDRs”) and global depository receipts (“GDRs”) which are certificates evidencing ownership of shares of foreign issuers and are alternatives to purchasing directly the underlying foreign securities in their national markets and currencies.  However, such depository receipts continue to be subject to many of the risks associated with investing directly in foreign securities.  These risks include foreign exchange risk as well as the political and economic risks associated with the underlying issuer’s country. ADRs, EDRs and GDRs may be sponsored or unsponsored.  Unsponsored receipts are established without the participation of the issuer.  Unsponsored receipts may involve higher expenses, they may not pass-through voting or other stockholder rights, and they may be less liquid.  Less information is normally available on unsponsored receipts.

Dividends paid on foreign securities may not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code.  As a result, there can be no assurance as to what portion of the Fund’s distributions attributable to foreign securities will be designated as qualified dividend income.

Emerging Market Securities.  The Fund may invest up to 5% of its net assets in emerging market securities, although through its investments in ETFs, other investment companies or depositary receipts that invest in emerging market securities, up to 20% of the Fund’s assets may be invested indirectly in issuers located in emerging markets.  The risks of foreign investments described above apply to an even greater extent to investments in emerging markets.  The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets.  Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets.  There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets and enforcement of existing regulations has been extremely limited.  Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries.  Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade.  The economies of these countries also have been and may continue to be adversely affected by economic conditions in the countries in which they trade.  The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities.  In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund’s income from such securities.  In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the Fund’s investments in those countries.  In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries.  There can be no assurance that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments.  Dividends paid by issuers in emerging market countries will generally not qualify for the reduced federal income tax rates applicable to qualified dividends under the Code.

Preferred Stocks.  The Fund may invest in preferred stocks.  Preferred stock, like common stock, represents an equity ownership in an issuer.  Generally, preferred stock has a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred stock does not usually have voting rights.  Preferred stock in some instances is convertible into common stock.  Although they are equity securities, preferred stocks have characteristics of both debt and common stock.  Like debt, their promised income is contractually fixed.  Like common stock, they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments.  Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Investment in preferred stocks carries risks, including credit risk, deferral risk, redemption risk, limited voting rights, risk of subordination and lack of liquidity.  Fully taxable or hybrid preferred securities typically contain provisions that allow an issuer, at its discretion, to defer distributions for up to 20 consecutive quarters.  Distributions on preferred stock must be declared by the board of directors and may be subject to deferral, and thus they may not be automatically payable.  Income payments on preferred stocks may be cumulative, causing dividends and distributions to accrue even if not declared by the company’s board or otherwise made payable, or they may be non-cumulative, so that skipped dividends and distributions do not continue to accrue.  There is no assurance that dividends on preferred stocks in which the Fund invests will be declared or otherwise made payable.  The Fund may invest in non-cumulative preferred stock, although the Fund’s investment adviser would consider, among other factors, their non-cumulative nature in making any decision to purchase or sell such securities.

Shares of preferred stock have a liquidation value that generally equals the original purchase price at the date of issuance.  The market values of preferred stock may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors, including companies in the utilities and financial services sectors, which are prominent issuers of preferred stock.  They may also be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates, and in the dividends received deduction for corporate taxpayers or the lower rates applicable to certain dividends.

Because the claim on an issuer’s earnings represented by preferred stock may become onerous when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred stock, generally after an initial period of call protection in which the stock is not redeemable.  Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend paying preferred stocks may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.  In the event of a redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return.

Convertible Securities.  The Fund may invest in convertible securities.  Convertible securities include fixed income securities that may be exchanged or converted into a predetermined number of shares of the issuer’s underlying common stock at the option of the holder during a specified period.  Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of “usable” bonds and warrants or a combination of the features of several of these securities.  The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for a variety of investment strategies.  The Fund will exchange or convert convertible securities into shares of underlying common stock when, in the opinion of the Fund’s investment adviser, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objective.  The Fund may also elect to hold or trade convertible securities. In selecting convertible securities, the Fund’s investment adviser evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation.  In evaluating these matters with respect to a particular convertible security, the Fund’s investment adviser considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer’s profits, and the issuer’s management capability and practices.

The value of a convertible security, including, for example, a warrant, is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock).  The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline.  The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value.  The conversion value of a convertible security is determined by the market price of the underlying common stock.  If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value.  Generally, the conversion value decreases as the convertible security approaches maturity.  To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value.  A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security.  A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.  If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.  Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Real Estate Investment Trusts.  The Fund may invest in real estate investment trusts (“REITs”).  REITs are financial vehicles that pool investors’ capital to purchase or finance real estate.  Investments in REITs will subject the Fund to various risks. REIT share prices may decline because of adverse developments affecting the real estate industry and real property values.  In general, real estate values can be affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties.  REITs often invest in highly leveraged properties.  Returns from REITs, which typically are small or medium capitalization stocks, may trail returns from the overall stock market.  In addition, changes in interest rates may hurt real estate values or make REIT shares less attractive than other income-producing investments. REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation.

Qualification as a REIT under the Code in any particular year is a complex analysis that depends on a number of factors.  There can be no assurance that the entities in which the Fund invests with the expectation that they will be taxed as a REIT will qualify as a REIT.  An entity that fails to qualify as a REIT would be subject to a corporate level tax, would not be entitled to a deduction for dividends paid to its stockholders and would not pass through to its stockholders the character of income earned by the entity.  If the Fund were to invest in an entity that failed to qualify as a REIT, such failure could significantly reduce the Fund’s yield on that investment.

REITs can be classified as equity REITs, mortgage REITs and hybrid REITs.  Equity REITs invest primarily in real property and earn rental income from leasing those properties. They may also realize gains or losses from the sale of properties.  Equity REITs will be affected by conditions in the real estate rental market and by changes in the value of the properties they own.  Mortgage REITs invest primarily in mortgages and similar real estate interests and receive interest payments from the owners of the mortgaged properties.  Mortgage REITs will be affected by changes in creditworthiness of borrowers and changes in interest rates.  Hybrid REITs invest both in real property and in mortgages.  Equity and mortgage REITs are dependent upon management skills, may not be diversified and are subject to the risks of financing projects.

Dividends paid by REITs will not generally qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code.

The Fund’s investments in REITs may include an additional risk to stockholders.  Some or all of a REIT’s annual distributions to its investors may constitute a non-taxable return of capital.  Any such return of capital will generally reduce the Fund’s basis in the REIT investment, but not below zero.  To the extent the distributions from a particular REIT exceed the Fund’s basis in such REIT, the Fund will generally recognize gain.  In part because REIT distributions often include a nontaxable return of capital, trust distributions to stockholders may also include a nontaxable return of capital.  Stockholders that receive such a distribution will also reduce their tax basis in their common shares of the Fund, but not below zero.  To the extent the distribution exceeds a stockholder’s basis in the Fund’s common shares, such stockholder will generally recognize a capital gain.

The Fund does not have any investment restrictions with respect to investments in REITs other than its concentration policy which limits its investments in REITs to no more than 25% of its assets.

Additional Risk Factors

Issuer Risk.  The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Foreign Currency Risk.  Although the Fund will report its NAV and pay expenses and distributions in U.S. dollars, the Fund may invest in foreign securities denominated or quoted in currencies other than the U.S. dollar.  Therefore, changes in foreign currency exchange rates will affect the U.S. dollar value of the Fund’s investment securities and NAV.  For example, even if the securities prices are unchanged on their primary foreign stock exchange, the Fund’s NAV may change because of a change in the rate of exchange between the U.S. dollar and the trading currency of that primary foreign stock exchange.  Certain currencies are more volatile than those of other countries and Fund investments related to those countries may be more affected.  Generally, if a foreign currency depreciates against the dollar (i.e., if the dollar strengthens), the value of the existing investment in the securities denominated in that currency will decline.  When a given currency appreciates against the dollar (i.e., if the dollar weakens), the value of the existing investment in the securities denominated in that currency will rise.  Certain foreign countries may impose restrictions on the ability of foreign securities issuers to make payments of principal and interest to investors located outside of the country, due to a blockage of foreign currency exchanges or otherwise.

Defensive Positions.  During periods of adverse market or economic conditions, the Fund may temporarily invest all or a substantial portion of its net assets in cash or cash equivalents.  The Fund would not be pursuing its investment objective in these circumstances and could miss favorable market developments.

Risk Characteristics of Options and Futures.  Options and futures transactions can be highly volatile investments. Successful hedging strategies require the anticipation of future movements in securities prices, interest rates and other economic factors.  When a fund uses futures contracts and options as hedging devices, the prices of the securities subject to the futures contracts and options may not correlate with the prices of the securities in a portfolio.  This may cause the futures and options to react to market changes differently than the portfolio securities. Even if expectations about the market and economic factors are correct, a hedge could be unsuccessful if changes in the value of the portfolio securities do not correspond to changes in the value of the futures contracts.  The ability to establish and close out futures contracts and options on futures contracts positions depends on the availability of a secondary market.  If these positions cannot be closed out due to disruptions in the market or lack of liquidity, losses may be sustained on the futures contract or option.  In addition, the Fund’s use of options and futures may have the effect of reducing gains made by virtue of increases in value of the Fund’s common stock holdings.

Securities Lending Risk.  Securities lending is subject to the risk that loaned securities may not be available to the Fund on a timely basis and the Fund may, therefore, lose the opportunity to sell the securities at a desirable price.  Any loss in the market price of securities loaned by the Fund that occurs during the term of the loan would be borne by the Fund and would adversely affect the Fund’s performance.  Also, there may be delays in recovery, or no recovery, of securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially while the loan is outstanding. The Fund would not have the right to vote any securities having voting rights during the existence of the loan.

Discount Risk.  Historically, our shares, as well as those of other 1940 Act registered and listed closed-end investment companies, have frequently traded at a discount to their NAV. The 1940 Act restricts the ability of closed-end investment companies to sell common stock at a discount to NAV. Any premium or discount to NAV may fluctuate.
B-7

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:
To vote by Internet 1. Read the Proxy Statement and have the proxy card below at hand. 2. Go to the website www.voteproxy.com 3. Follow the instructions provided on the website.
To vote by Telephone 1. Read the Proxy Statement and have the proxy card below at hand. 2. Call 1 (800) 776-9437 3. Follow the instructions.
To vote by Mail 1. Read the Proxy Statement. 2. Check the appropriate boxes on the proxy card below. 3. Sign and date the proxy card. 4. Return the proxy card in the envelope provided.

Please detach at perforation before mailing.

PROXY CARD

THE SWISS HELVETIA FUND, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 21, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND, INC. PURSUANT TO A SEPARATE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, DATED JANUARY 27, 2025, RECEIPT OF WHICH IS HEREBY  ACKNOWLEDGED.

The undersigned hereby appoints Gerald Hellerman and Moritz A. Sell, and each of them, the true and lawful attorneys and Proxies, each with the power of substitution, for and in the name, place and stead of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of The Swiss Helvetia Fund, Inc. (the “Fund”) held of record by the undersigned on January 24, 2025 at the Special Meeting of Stockholders to be held at 11 a.m., on February 21, 2025, at the offices of Sullivan & Cromwell LLP, 535 Madison Avenue, New York, New York 10022 or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.a, 3.b, and  3.c.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

VOTE VIA THE INTERNET: www.voteproxy.com VOTE VIA THE TELEPHONE: 1 (800) 776-9437
To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that  changes to the registered name(s) on the account may not be submitted via   this  method. ☐

IF YOU INTEND TO VOTE BY MAIL PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE.

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Special Stockholder Meeting to Be Held on February 21, 2025.
The Proxy Statement for this meeting is available at:
www.swzfund.com

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
			FOR	AGAINST	ABSTAIN
1.
To approve the proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLP.

NOTE: Proposal 1 will be implemented by the Fund, if approved by stockholders, but is contingent on stockholder approval of Proposal 2 and Proposal 3.a.

			☐	☐	☐
			FOR	AGAINST	ABSTAIN
2.	To approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing long-term total return.		☐	☐	☐

3.	To approve amendments to certain of the Fund’s fundamental investment restrictions, each to be voted on separately:
			FOR	AGAINST	ABSTAIN
	3.a to exclude closed-end funds from the Fund’s concentration limit;		☐	☐	☐
			FOR	AGAINST	ABSTAIN
	3.b to permit the issuance by the Fund of senior securities subject to the limitations of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and		☐	☐	☐
			FOR	AGAINST	ABSTAIN
	3.c to permit the Fund to make short sales of securities for hedging purposes.		☐	☐	☐
B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below
Note:
Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

	Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box